As filed with the U.S. Securities and Exchange Commission on September 3, 2024

Registration No. 333-280616

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VISION MARINE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Québec	3730	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

730 Boulevard du Curé-Boivin

Boisbriand, Québec J7G 2A7, Canada

Telephone: 450-951-7009

(Address of principal executive offices, including zip code, and telephone number, including area code)

Corporation Service Company

251 Little Falls Drive, Wilmington, DE 19808

Telephone: +1 302 636 5401

(Name, address, including zip code, and telephone number, including area code, of agent of service)

With copies to:

William Rosenstadt, Esq. Tim Dockery, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, New York 10017 Telephone: (212) 588-0022	Virgil Hlus Andrew Stewart Cozen O’Connor LLP Bentall 5, 550 Burrard St Suite 2501 Vancouver, BC, V6C 2B5, Canada Tel: +1 (236) 317-6894

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 3, 2024

Up to 2,024,291 Common Shares

Up to 2,024,291 Pre-Funded Warrants to Purchase Common Shares

Up to 2,024,291 Common Shares Underlying the Pre-Funded Warrants

Vision Marine Technologies Inc.

We are offering on a firm-commitment underwritten basis of up to 2,024,291 of our common shares, without par value per share of Vision Marine Technologies Inc. (the “Company”, “we”, “our”, “us”), at an assumed offering price of US$2.47 per common share, which is the reported sale price of our common shares, as reported on the Nasdaq Capital Market on August 30, 2024. For further information about the securities offered herein, see “Description of Securities We Are Offering”.

We are also offering to each purchaser of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares immediately following the consummation of this offering the opportunity to purchase pre-funded warrants in lieu of common shares. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price of each pre-funded warrant will be equal to the price per common share, minus C$0.001, and the remaining exercise price of each pre-funded warrant will equal C$0.001 per common share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of common shares we are offering will be decreased on a one-for-one basis. We are also registering the common shares issuable from time to time upon the exercise of the pre-funded warrants offered hereby. We refer to the common shares and pre-funded warrants offered hereby as the offered securities.

The offering price for our offered securities in this offering will be determined at the time of pricing and may be at a discount to the current market price or to the assumed price set forth above. The assumed offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and the underwriter based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. Therefore, the assumed public offering price used through this prospectus may not be indicative of the final offering price.

Our common shares are currently traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “VMAR.” On August 30, 2024, the last reported sale price of our common shares on Nasdaq was US$2.47. As of August 30, 2024, there were 1,470,135 common shares issued and outstanding.

See “Risk Factors” on page 14 for more information.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements.

Investing in the offered securities involves a high degree of risk. You should carefully consider the matters described under the caption “Risk Factors” beginning on page 14, the risk factors described under “Risk Factors” in the documents incorporated by reference herein, including those discussed in our Annual Report on Form 20-F and Form 20-F/A for the year ended August 31, 2023, filed on November 29, 2023 and April 5, 2024 respectively, as well as the other information contained in or incorporated by reference in this prospectus before making a decision to invest in our securities.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	US$	US$	US$
Underwriting discounts and commissions(1)	US$	US$	US$
Proceeds to us, before expenses	US$	US$	US$

(1) Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1% of the public offering price payable to the underwriter. We have also agreed to issue warrants to purchase up to a number of common shares to the representative of the underwriter equal to 5% of the aggregate number of shares sold pursuant to this offer at a price per common share equal to 125% of the offering price of the common shares offered hereby (the "Underwriter’s Warrants"). See "Underwriting" for a description of compensation payable to the underwriter.

We have granted a 45-day option to the underwriter to purchase up to an additional 303,644 common shares and/or pre-funded warrants (using the assumed offering price of US$2.47 per common share), representing 15% of common shares and pre-funded warrants initially offered hereby, solely to cover over-allotments, if any.

The underwriter expects to deliver the securities to the investors on or about             , 2024.

ThinkEquity

The date of this prospectus is              , 2024

You should rely only on the information contained in this prospectus, inclusive of the documents incorporated by reference herein, any amendment or supplement to this prospectus or any free writing prospectus prepared by, or on, our behalf. Neither we nor the underwriter have authorized any other person to provide you with different or additional information. Neither we nor the underwriter take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

Except as otherwise set forth in this prospectus, neither we nor the underwriter have taken any action to permit an offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, in this prospectus, the term(s) “we”, “us”, “our”, “Company”, “our company”, and “our business” refer to Vision Marine Technologies Inc. and its consolidated subsidiaries, and “common shares” refer to our “Voting Common Shares – Series Investor 1” common shares, with no par value. For more information related to our authorized share capital please see “Articles of Incorporation of Our Company”.

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All per share amounts in this prospectus (except where otherwise indicated) account for a 1:15 reverse stock split of our common shares that occurred on August 22, 2024.

All amounts converted from or into US$ or $ in this prospectus have been converted using an exchange rate of $US1.00:$1.3491 (the high US$ to CAD exchange rate on August 30, 2024 as reported by the Bank of Canada) except (i) US$ and $ amounts included in our historical financial statements incorporated by reference (or amounts in the prospectus derived from such financial statements) and (ii) as otherwise stated herein.

Excluding our historical financial statements and other documents incorporated herein, unless otherwise stated herein, all per share amounts in this prospectus (except where otherwise indicated) account for a 1:15 reverse stock split of our common shares that occurred on August 22, 2024.

INCORPORATION OF DOCUMENTS BY REFERENCE

The United States Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Form 6-K/A filed with the SEC on August 23, 2024;
●	Form 6-K filed with the SEC on August 20, 2024;
●	Form 6-K/A filed with the SEC on August 1, 2024;
●	Form 6-K filed with the SEC on July 15, 2024;
●	Form 6-K filed with the SEC on June 20, 2024;
●	Form 6-K filed with the SEC on June 3, 2024;
●	Form 6-K filed with the SEC on May 31, 2024;
●	Form 6-K filed with the SEC on May 22, 2024;
●	Form 6-K filed with the SEC on May 20, 2024;
●	Form 6-K filed with the SEC on May 7, 2024;
●	Form 6-K filed with the SEC on May 1, 2024;
●	Form 6-K filed with the SEC on April 26, 2024;
●	Form 6-K/A filed with the SEC on April 25, 2024;
●	Form 6-K filed with the SEC on April 15, 2024;
●	Form 20-F/A filed with the SEC on April 5, 2024;
●	Form 6-K filed with the SEC on March 8, 2024;
●	Form 6-K filed with the SEC on February 26, 2024;

●	Form 6-K filed with the SEC on February 8, 2024;

●	Form 6-K filed with the SEC on January 16, 2024;

●	Form 6-K/A filed with the SEC on December 26, 2023;
●	Form 6-K filed with the SEC on December 22, 2023;
●	Form 6-K filed with the SEC on December 5, 2023;
●	Our annual report on Form 20-F for the fiscal year ended August 31, 2023 filed with the SEC on November 29, 2023; and

●	The description of our common shares contained in our registration statement on Form 8-A filed on November 20, 2020 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with all amendments and reports filed for the purpose of updating that description.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this prospectus. Although all per share amounts in this prospectus (except where otherwise indicated) account for a 1:15 reverse stock split of our common shares that occurred on August 22, 2024, the documents incorporated by reference into this prospectus that were filed before the reverse stock split (August 22, 2024) report all share amounts on a pre-split basis.

Our filings with the SEC, and exhibits incorporated in and amendments to those reports, are available free of charge on our website (http://www.investors.visionmarinetechnologies.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Upon written or oral request, we will provide to each person to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

Vision Marine Technologies Inc.

730 Boulevard du Curé-Boivin

Boisbriand, Québec J7G 2A7, Canada

Telephone: 450-951-7009

Attention: Chief Executive Officer

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PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus or incorporated by reference into this prospectus. You should read carefully the entire document or documents incorporated by reference in this prospectus, including our historical financial statements and related notes incorporated by reference herein, to understand our business, the offered securities and the other considerations that are important to your investment decision. You should pay special attention to the “Risk Factors” section beginning on page 14 as well as the risk factors described under the heading “Risk Factors” in our Annual Report on Form 20-F and Form 20-F/A for the year ended August 31, 2023, filed on November 29, 2023 and April 5, 2024 respectively.

All references to “$”, “C$”, or “dollars”, are expressed in Canadian dollars unless otherwise indicated.

General

We are in the business of designing and manufacturing electric outboard powertrain systems, powerboats and related technology and the renting of electric boats. We believe that our electric outboard powertrain systems are significantly more efficient and powerful than those currently being offered in the market today. In particular, we have recorded powertrain efficiencies of more than 96%, well above the 54% efficiency that we recorded for our principal competitor’s product. Increases in powertrain efficiency allow for more power and range, both of which are highly desirable characteristics for consumers in the marketplace. Although our primary focus is on electric outboard powertrain technology, we will continue to design, manufacture and sell our high-performance, fully-electric boats to commercial and retail customers. According to a June 2022 report from Allied Market Research, the global electric boat market will reach US$16.6 billion in 2031 up significantly from US$5 billion in 2021, growing at a compound annual growth rate of 12.9% from 2022 to 2031.

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. Our technologies used in this powertrain system are designed to improve the efficiency of the outboard powertrain and, as a result, increase range and performance. We believe our approach in marketing and selling our powertrain technology to boat designers and manufacturers will enable us to leverage their distribution and servicing systems with minimal capital outlay. We expect our core intellectual property contained within our outboard electric powertrain systems to form the foundation for our future growth and for such systems to represent the majority of our revenue.

We continue to manufacture hand-crafted, highly durable, low maintenance, environmentally-friendly electric recreational powerboats. In our last two fiscal years 2023 and 2022, we manufactured 46 and 58 powerboats, respectively and, during our nine-month period ended May 31, 2024, we manufactured 12 power boats. We sell powerboats to retail customers and operators of rental fleets of powerboats through which we seek to build brand awareness. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We conduct our transactions directly to customers through our website or through a network of marinas, distributors and show rooms.

In an effort to improve air quality and protect local water habitats, cities and local municipalities are beginning to ban or restrict the use of gasoline- and diesel-powered boats from local waterways, lakes and rivers. For example, Teal Lake in Michigan, USA, bans the standard use of powerboat motors fueled by gasoline or diesel. This trend is beginning to take hold in other parts of the United States, including Washington state, which has provided clear examples of the harm that gasoline products cause on local waterways, and New Hampshire, where the Department of Safety has published restrictions on the use of gasoline and diesel-powered boats across its state.

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats by acquiring EB Rental Ltd. (“EBR”), an entity that rents electric boats at two marinas in California. In addition to generating revenues from the rental of our powerboats, EBR builds brand awareness and acts an open-water showroom for potential buyers. In April 2024, we sold our electric boat rental facility located in Newport Beach, California to Stratégies EB Inc., a related party, for $1,089,302, but we continue electric boat rental operations in Ventura, California and Palm Beach, Florida.

Our Electric Outboard Powertrain Systems

A powertrain system is a vehicle’s infrastructure that converts energy into movement. In an electric boat, that infrastructure starts at the battery pack, continues with an inverter, goes to the motor and ends with the propeller. Electric powertrains have less moving parts than powertrains for boats with an internal combustion engine and, as a result, tend to break less and require less complex servicing.

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The efficiency of a powertrain system determines the range of a boat on a single battery charge and the speed at which the boat operates. We find existing electric powertrain systems unsatisfactory because of their insufficient yields and limited power range. In 2015, we decided to research technology to take advantage of this vacuum and develop an in-house system, relying on existing third-party components where possible. Our electric powertrain is designed to have 180 hp (horsepower) and 236 ft.lb at 96% efficiency. Furthermore, the electric powertrain system will be liquid cooled as compared to air cooled.

In October 2021, we entered into a manufacture and supply agreement with Linamar Corporation, a provider of manufacturing solutions and a developer of highly engineered products. Under the terms of the agreement, we intend for McLaren Engineering, Linamar’s technology and product development team for its advanced mobility segment, to manufacture and assemble our E-Motion™ technology through testing, parts, tooling development, and designing the union assembly for mass production of our electric powertrain at Linamar’s facility in Canada.

Once we have scaled up the production of our electric powertrain, we intend for the Linamar Corporation to produce our electric powertrain for mass commercialization. Although we believe that we can produce up to 300 electric powertrains per year in our current facilities in addition to producing 150 boats per year, we believe that contracting out the production of the electric powertrains will allow us to dedicate more time and resources to the development of additional electric powertrains.

The production of our electric powertrains will consist of assembling components from third parties, including battery packs, inverters and high-efficiency motors. We intend to use advanced batteries primarily from two suppliers, Octillion and Neogy, but as we are able to use a wide range of batteries we could use other suppliers. We will source the inverters from UQM (Danfoss Editron) and motors from UQM (Danfoss Editron).

We have received governmental support in connection with our development of electric powertrains. During the nine-month period ended May 31, 2024, the Company recognized $45,792 in grants and investment tax credits. In our 2023, 2022 and 2021 fiscal years, we recognized grants and investment tax credits amounting to $232,882, $1,458,632 and $921,658, respectively, of which $144,032, $1,408,840 and $859,516, respectively, is presented against research and development expenses.

In July 2022, we launched a partnership with Group Beneteau to integrate our outboard motors onboard several models across Group Beneteau’s brand portfolio. In August 2023, our outboard powertrain was included in the boat that broke our previously held world record speed for an all-electric boat when it achieved a speed of 116 mph. In October 2023, we announced the delivery of our E-Motion™ electric powertrain technology to Groupe Beneteau, Four Winns to be the inaugural electric motors integrated on the Four Winns H2e Bowrider. Group Beneteau has announced that they intend for its other brands to also use this technology both in North America and Europe.

Specifications of our First Outboard Electric Powertrain

Specifications of our first outboard electric powertrain:

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. We set out below the current specifications of this outboard electric powertrain.

Maximum power	180 HP, 135 kW
Max torque	250 ft.lb, 340 Nm
Continuous power	90 kW
Voltage	650 V
Efficiency	96%
Weight	413 Lbs., 188 kg
Lithium Battery	60 - 420 kW
Shaft Length	S – XL
Cooling	Water

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Control	Can bus

As we develop our electric powertrain systems, we envisage a 335-horsepower version of our electric outboard engine to be released.

Our Powerboats

We manufacture four models of electric powerboats and are preparing to launch a fifth model. Each model is available in different standard variations or may be customized according to a purchaser’s specifications.

	Bruce 22	Volt 180	Fantail 217	Quietude 156	Phantom

Starting Price	$73,995	$44,995	$49,995	$35,495	$19,123 - $38,252
E-Propulsion Power	5 HP	5 HP	5 HP	5 HP	5 HP
E-Motion Power	180 HP	180 HP	n/a	n/a	n/a
Capacity	5-8 passengers	10 Canada, 14 US	8-10 passengers	4 passengers	10 passengers
Dry Weight	1088 Kg (2400 pounds)	720 kg (1600 pounds)	775 kg (1705 lbs.)	800lbs	1,072Ibs
Hull Material	Fiberglass	Fiberglass (Infusion Sandwich)	Fiberglass	Fiberglass	Roto molding
Overall Length	6.7 m (22′)	5.4 m (17’9”)	6.6 m (21’7”)	4.7 m (15’6”)	5.03 m (16’6”)
Overall Width	2.08 m (6’6”)	2.13 m (7’)	2.03 m (6’8”)	1.5 m (4’11”)	1.89 m (6’ 0”)
Draft	0.45 m (18”)	0.30 m (12”)	0.43 m (20”)	0.18 m (8”)	0.305 m (12”)
Homologation	USA, Canada, EU	USA, Canada, EU	USA, Canada, EU	USA, Canada, EU	USA, Canada, EU

Woodwork	Mahogany, Teak	Synthetic	Synthetic	Synthetic	n/a

Propulsion	E-Motion	E-Propulsion	E-Propulsion	E-Propulsion	n/a
Battery Type	Lithium ion	Lithium ion	Lithium ion	Lithium ion	Lithium ion

For each of our boats, our consumers are able to customize certain aspects including color (for the hull, striping, interior and deck), radio and covers and other storage options. In addition, there are customizations that are just available for some boat models, including propulsion and batteries.

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Bruce 22

Reaching speeds of up to approximately 41 miles per hour (66 kph), the Bruce 22 is our flagship boat. We did not sell any Bruce 22s in our 2023 and 2022 fiscal years, nor during the nine-month period ended May 31, 2024.

Volt 180

Reaching speeds of up to approximately 30 miles per hour (48 kph), the Volt 180 is a powerful boat that can be used for various watersports. In our 2023 and 2022 fiscal years, we sold 19 and 20 Volt 180s, respectively, and sold 5 units during the nine-month period ended May 31, 2024.

Fantail 217

We designed the Fantail 217 with a view towards relaxation rather than speed. The Fantail 217 starts at $49,995, seats up to ten people and has a maximum speed of approximately 10 miles per hour (6 kph). In our 2023 and 2022 fiscal years, we sold 22 and 31 Fantail 217s, respectively, and sold 5 units during the nine-month period ended May 31, 2024.

Quietude 156

As the name suggests, we designed the Quietude 156 with an eye towards tranquility over speed or power. The Quietude 156 starts at $35,495, seats four passengers and reaches a top speed of approximately 6 miles per hour (10 kph). In our 2023 and 2022 fiscal years, we sold 2 and 7 Quietude 156s, respectively, and sold 1 unit during the nine-month period ended May 31, 2024

Phantom

We designed the Phantom specifically for the boat rental market. The Phantom starts at $19,123 for the hull only, seats up to ten passengers and reaches a top speed of approximately 6 miles per hour (10 kph). The Phantom is made out of recyclable plastic and is US Coast Guard approved. We launched the Phantom in our 2023 fiscal year and have taken orders for up to 50 Phantoms but have not delivered any as of the date of this prospectus.

Sales

We envision that, if we are able to commercialize and mass produce our electric powertrains, a large majority of our revenue will be generated from the sale of our electric powertrains. Although we have yet to commercialize our electric powertrains, we have received non-binding letters of intent from Original Equipment Manufacturers (“OEMs”) for the purchase of such powertrains.

In our 2023 and 2022 fiscal years, we generated approximately 29% and 35%, respectively, of our revenue from the sale of our electric powerboats. In our 2023 fiscal year we sold 46 of our electric powerboats for revenue of $1,612,699, and in our 2022 fiscal year, we sold 58 of our electric powerboats for revenue of $2,557,086. In the nine-month period ended May 31, 2024, we sold 13 of our electric powerboats for revenue of $840,188. Our sales are to retail customers and operators of rental fleets of powerboats.

Sales of New Powerboats to Retail Purchasers

We sell our powerboats to retail purchasers. In our 2023 and 2022 fiscal years, we sold 14 and 21 powerboats to retail customers, respectively, which was approximately 30% and 36%, respectively, of all sales in those periods. In the nine-month period ended May 31, 2024, we sold 7 powerboats to retail customers which was approximately 54% of all sales in the period.

Sales of Fleets of New Powerboats

We sell our powerboats to persons and entities operating fleets of rental boats. In our 2023 and 2022 fiscal years, we sold 7 and 17 powerboats to rental fleet operators, respectively, which was approximately 15% and 29% of all of our sales, respectively, in such years. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats.

In October 2022, we announced a partnership with Nautical Ventures Group (“Nautical”), whereby Nautical will be the sole and exclusive distributor of the Phantom in the United States. The non-binding memorandum of understanding with Nautical includes Nautical’s agreement to purchase a minimum of 50 Phantom boats.

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Rentals

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats by acquiring 7858078 Canada Inc., an entity that rents electric boats at the Lido Marina Village in Newport, California through its wholly -owned subsidiary, EB Rental, Ltd. We acquired this business for approximately $9,020,000, of which $5,546,000 was paid in cash and $3,474,000 of which was paid in the form of 284,495 common shares. At the time of the acquisition, our Chief Executive Officer was an affiliate of 7858078 Canada Inc.

On April 1, 2023, we opened our second electric boat rental operation in Portside Ventura, California, located at 1196 Portside Drive through EB Rental Ventura Corp., a wholly-owned subsidiary of 7858078 Canada Inc. The new rental operations serve multiple purposes, including testing, validating, and training for west coast boat manufacturers. We plan to use the facility to evaluate and provide training on our fully electric E-Motion™ 180E propulsion system and outboard technology.

On December 6, 2023, we opened our third electric boat rental operation in Palm Beach, Florida, located at 200 E. 13th Street, Riviera Beach through EBR Palm Beach Inc., our wholly-owned subsidiary of 7858078 Canada Inc.

On April 25, 2024, we sold 100% of the shares of EB Rental, Ltd., which previously facilitated our electric boat rental operations located in Newport Beach, California, to Stratégies EB Inc. for $1,089,302. At the time of the sale, Stratégies EB Inc. was a related party because its controlling shareholder was a member of management of EB Rental, Ltd. prior to its sale. As of the date of this prospectus, we continue to own and operate our electric boat rental operations in Ventura, California and Palm Beach, Florida. In addition, we are currently in the process of opening a new electric boat rental facility in Dania Beach, Florida.

Competitive Advantages & Operational Strengths

We face competition from manufacturers of:

(i)	electric powertrain systems that sell to OEMs,

(ii)	traditional fossil fuel-powered recreational powerboats in general; and

(iii)	electric recreational powerboats in particular.

We intend to sell our electric powertrains to OEMs for use in their boats. We are currently aware of one company (Torqeedo) that produces electric powertrains for OEMs, and as a result we believe that there is a viable and meaningful market opportunity in this market for us. Although, we believe that our electric powertrain systems are more efficient and powerful than current offerings on the market, our competitors, including Torqeedo, may have greater resources than we do and OEMs may find their designs or price to be more attractive than ours. Even if we produce electric powertrains and sell them to OEMs, other competitors may enter the field or the OEMs may decide to produce their own powertrains and cease purchasing ours.

The recreational powerboat industry is highly competitive for consumers and dealers. Competition affects our ability to succeed in the markets we currently serve and new markets that we may enter in the future. Some potential purchasers of powerboats may not have a preference as to whether they will purchase electric powerboats or fossil fuel powered ones. To that end, we compete with several large manufacturers, such as Brunswick Corporation, MasterCraft Boat Holdings, Inc. and Correct Craft, that produce fossil fuel powerboats and have greater financial, marketing and other resources than we do. To the extent that OEMs incorporate our electric powertrains into their boats, those boats will also compete with traditional fossil fuel powerboats. We compete with large manufacturers who are represented by dealers in the markets in which we now operate and into which we plan to expand. We also compete with a wide variety of small, independent manufacturers. Competition in our industry is based primarily on brand name, price and product performance.

The electric recreational powerboat market is evolving and companies within it must be able to adapt without jeopardizing the timing, quality or quantity of their products. We deem our principal competitors within this market to be Duffy Electric Boat Company, Elctracraft, Pender Harbour, Elco Motor Yachts Company (formerly known as Launch Electric Company), Budsin Wood Craft, Ruban Bleu Electric Boats, Frauscher Boats and Boote Marian GmbH. In addition to the matters mentioned above, we compete with other manufacturers of recreational electric boats on technological developments (such as powertrain efficiency, life of batteries and battery use per charge) and partnerships with battery and motor suppliers. As electric boat technology improves, we anticipate that more manufacturers will market competing products. As they do, we expect that we will experience significant competition.

We believe the primary competitive factors in our market include but are not limited to:

•	technological innovation;

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•	product quality and safety;

•	service options;

•	product performance;

•	environmental friendliness;

•	design and styling; and

•	brand perception.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Most of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, many of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Furthermore, certain large manufacturers offer financing options on their powerboats and also have the ability to market powerboats at a substantial discount, provided that the boats are financed through their affiliated financing company. We do not currently offer any form of direct financing on our boats. The lack of direct financing options and the absence of customary boat discounts could put us at a competitive disadvantage.

We might not be able to compete successfully in our market. If our competitors introduce new powertrains, powerboats or services that compete with or surpass the quality, price or performance of our powertrains, powerboats or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

Despite these risks, we believe that our experience, production capability, product offering and management give us the ability to successfully operate in the recreational electric powerboat market in a way that our competitors cannot. In particular, we believe that we have a number of competitive advantages, including:

•	technological innovation: we have demonstrated our capacity to develop our own products through research and development by introducing the Volt 180, which held the speed record for a certified electric boat. Subsequently, we partnered with Hellcat Powerboats LLC to include our outboard powertrain in the boat that achieved a world record speed of 109 mph for an all-electric boat. We believe that the technological design of our electric powertrain will provide efficiency at a price that our competitors will not be able to match.

•	product performance: the efficiency of our powertrain systems provides the boats they are in greater speed and range than comparable electric boats, results that are magnified when combined with our ultra-hydrodynamic hull designs.

•	certification: unlike some of our competitors, our boats are certified by the U.S. Coast Guard and the Canadian Coast Guard in Canada and meet the European Union’s imported manufactured products standards. We intend to have such certification for our electric powertrain systems as well as that of the ABYC and to receive CE marking indicating their conformity with health, safety, and environmental protection standards within the European Economic Area.

•	product price: although the price of our boats depends on the customer’s specifications, we believe that our products are competitively priced across all models and with all customizations.

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•	management expertise: our founders have extensive experience in offshore power boating and are aware of what is required by customers in regard to power and efficiency of outboard electric powertrain systems. The inherent reputation of our management team over 25 years has built our brand for quality and technologically advanced products.

Strategy

As a designer, manufacturer, and marketer of premium electric boats and electric powertrain systems, we strive to design new and innovative products that appeal to a broad customer base. Since fiscal 2014, we have successfully launched a number of new products and features with best-in-class quality leading to increased sales and significant margin expansion. Furthermore, our unique product development process enables us to offer products with innovative offerings that we believe will be difficult for our competitors to match without significant additional capital investments, most notably our outboard electric powertrain system.

We are developing innovative electric outboard powertrain systems designed to enable us to capture market share, as the outboard powertrain industry moves to electric powertrain outboard motors to comply with local green initiatives. Total retail orders of outboard engines were US$2.9 billion in 2018, and Blueweave Research estimates that global electric boat market will reach US$18 billion by 2026.

We sell our electric boats to retail customers as well as to boat clubs and boat rental operations. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We plan to further expand our sales by offering our products via third-party dealerships and by attending more tradeshows. As we launch our innovative electric outboard powertrain systems, we will directly market to OEMs of boats, thereby leveraging their support and distribution systems. We will market our electric powertrains to the OEMs by attending trade shows, inviting the OEMs to test the electric outboard powertrains on a prototype boat, introducing the electric powertrain using social media avenues and advertising the electric powertrain systems in trade journals.

We will continue to implement a number of initiatives to reduce our cost base and to improve the efficiency of our manufacturing process. Additionally, we have fostered a culture of operational improvement within our workforce, which will lead to further operational efficiencies. Finally, we intend to invest in further research and development to ensure that we develop innovative electric powertrain systems thus expanding the number of OEMs that will use our products.

We intend to increase our international sales and expand our network of international distributors and dealers.

Summary of Significant Risk Factors

An investment in the offered securities involves a high degree of risk. We set forth a summary of certain of those risks. For a more detailed discussion, see “Item 3. “Key Information” and “Risk Factors” in the Annual Report. If any of the factors below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

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Risks Related to our Business and Industry

•	There is limited public information on our operating history.

•	We currently have a net loss, and if we are unable to obtain and grow a net income in the future our ability to grow our business as planned will be adversely affected.

•	Our plan of operations entails promoting a product that we may never launch or which may not be commercially accepted if launched.

•	Our future growth depends upon consumers’ willingness to purchase electric powerboats.

•	Our future growth depends upon consumers’ preference for outboard motors over inboard motors.

•	We rely on a limited number of suppliers for key components of our finished products.

•	The range of electric powerboats on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase our boats or boats containing our electric powertrains.

•	Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric powerboats.

•	We intend to increasingly use our network of independent dealers, and we will face increasing competition for dealers and have little control over their activities.

•	Changes to trade policies, tariffs, and import/export regulations may have a material adverse effect on our business, financial condition, and results of operations.

•	Interest rates and energy prices affect marine products’ sales.

•	We have a large fixed cost base that will affect our profitability if our sales decrease.

•	Our powerboats are subject to mandated safety standards and failure to meet those standards could have a material adverse effect on our business and operating results.

•	We intend to rely on a third-party for the manufacture of what we envision will become our principal product.

•	If we are unable to meet our production and development goals, we may need to change our business plans or the timeline in which we expect to carry them out.

•	Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

•	Our software to control our electric powertrain systems contains “open source” software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

•	If the governmental grants and tax credits that we receive were to be no longer available, our net earnings would be materially reduced.

•	Product liability, warranty, personal injury, property damage and recall claims may materially affect our financial condition and damage our reputation.

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•	You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of Quebec, a substantial portion of our assets are in Canada and the majority of our directors and executive officers reside outside the United States.

•	If we experience material weaknesses or otherwise fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common shares.

•	Our financial statements have been prepared on a going concern basis and our financial status creates a substantial doubt whether we will continue as a going concern.

Risks Related to our Intellectual Property

•	If we fail to protect or enforce our intellectual property or confidential proprietary information relating to our current and any future engineered technologies, others could compete against us more directly and we may not be able to compete effectively in our market.

•	We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

•	If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed.

Risks Related to our Common Shares and this Offering

•	The market price and liquidity of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

•	We have been notified by Nasdaq that we are not in compliance with certain standards which Nasdaq requires listed companies meet for their respective securities to continue to be listed and traded on its exchange. If we are unable to regain compliance with such continued listing requirements, Nasdaq may choose to delist our securities from its exchange or may subject us to additional restrictions, which may adversely affect the liquidity and trading price of our securities.

•	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future

•	There is no trading market for our pre-funded warrants.

•	Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds as anticipated or effectively.

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Offering Summary

This prospectus relates to the offer and sale on a firm-commitment basis of up to 2,024,291 common shares and/or pre-funded warrants, at an assumed offering price of (i) US$2.47 per common share, which is the reported sale price of our common shares, as reported on the Nasdaq Capital Market on August 30, 2024 and (ii) US$0.000741 per pre-funded warrant, which is the per common share offering price less the pre-funded warrant exercise price of $0.001 (using the assumed exchange rate of US$1.00:$1.3491).

Common Shares Offered by us:	This prospectus relates to the firm commitment offering of up to 2,024,291 common shares and/or pre-funded warrants at an assumed offering price of US$2.47 per common share and US$0.000741 per pre-funded warrant. For further information about the securities offered herein, see “Description of Securities We Are Offering”.

Underwriter’s over-allotment option

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional 303,644 common shares and/or  pre-funded warrants (using an assumed offering price of US$2.47 per common share and US$2.47, minus $0.001, per pre-funded warrant) representing 15% of the common shares and pre-funded warrants sold in the offering.

The over-allotment option purchase price to be paid per additional common share by the underwriter shall be equal to the public offering price of one common share, as applicable, less the underwriting discount. The over-allotment option purchase price to be paid per addition pre-funded warrant by the underwriter shall be equal to the offering price of pre-funded warrant less the underwriting discount.

Pre-Funded Warrants Offered by Us:

Up to 2,024,291 pre-funded warrants. We are offering to each purchaser of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares immediately following the consummation of this offering the opportunity to purchase pre-funded warrants in lieu of common shares. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price of each pre-funded warrant will be equal to the price per common share, minus $0.001, and the remaining exercise price of each pre-funded warrant will equal $0.001 per common share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full.

For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of common shares we are offering will be decreased on a one-for-one basis.

Firm-commitment offering	We are offering the securities on a firm-commitment basis. We have engaged ThinkEquity LLC as our underwriter on a firm commitment basis to solicit offers to purchase the securities in this offering.

Shares Outstanding Prior to the Offering:	1,470,135 common shares, 2,350 shares of series A convertible preferred stock (the “Series A Preferred Shares”), and 3,000 Series B Preferred Shares (as defined herein) were outstanding as of August 30, 2024 and we assume that the same amount will be outstanding immediately prior to the offering.

Shares Outstanding After the Offering:	3,494,426 common shares (or 3,797,070 common shares assuming the underwriter exercises the over-allotment option), which includes shares underlying any pre-funded warrants, 2,350 shares Series A Preferred Shares, and 3,000 Series B Preferred Shares outstanding immediately prior to the offering.

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Use of Proceeds:

We estimate that we will receive net proceeds of approximately US$3,887,347 (or US$4,581,097 assuming the full exercise of the underwriter’s overallotment option) from this offering, after deducting estimated underwriter’s fees, reimbursement of underwriter expenses, and estimated offering expenses payable by us.

We anticipate using the net proceeds of this offering primarily for working capital purposes and prosecuting patent applications relating to our E-Motion™ electric powertrain technology. We may also use a portion of the net proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, however as of the date of this prospectus, no acquisition targets have been identified. We have not allocated specific amounts of net proceeds for any of these purposes.

Market for our Common Shares:

Our common shares are currently quoted on the Nasdaq Capital Market under the symbol “VMAR”, and the closing price of one common share on August 30, 2024 was US$2.47. From the date of the start of our last fiscal year to the date hereof, the highest closing price of our common shares on the Nasdaq Capital Market was US$56.55 and the lowest such closing price was US$2.47.

Market for our Pre-Funded Warrants:	Our pre-funded warrants are not traded on any public market or quotation system, and we do not intend to apply for our pre-funded warrants to be traded on any such market or system.

Lock-up

We have agreed that we will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or any securities which would entitle the holder thereof to acquire at any time common shares, during the 90-day period from the date of this prospectus, subject to certain exemptions. We have also agreed that we will also, during the three month period from the date of this prospectus, not effectuate or enter into an agreement to effect any issuance of common shares or any securities which would entitle the holder thereof to acquire at any time common shares (or a combination of units thereof) involving, among others, transactions in which we (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (c) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in (a), (b), (c) or (d) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Each of our executive officers, directors and holders of more than five percent (5%) of our common shares has agreed, subject to certain exceptions set forth in the lock-up agreements, not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares for the three month period following the date of the offering without the underwriter’s prior written consent.

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Risk Factors:	See “Risk Factors” and the other information included or incorporated by reference in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Shares outstanding prior to the offering is based on 1,470,135 common shares outstanding as of August 30, 2024, and excludes:

•	79,028 common shares issuable upon the exercise of outstanding options outstanding as of August 30, 2024 with a weighted average exercise price (“WAEP”) of US$55.81;

•	up to 522,222 common shares underlying 2,350 Series A Preferred Shares;

•	up to 666,667 common shares underlying 3,000 Series B Preferred Shares;

•	101,214 common shares underlying the Underwriter’s Warrants to be issued to the Underwriter in connection with this registered offering; and

•	207,411 common shares issuable upon exercise of warrants outstanding as of August 30, 2024, with a WAEP of US$25.81.

Recent Developments

Series A Preferred Shares

On December 13, 2023, the Company amended the certificate of incorporation of the Company (the “Certificate of Incorporation”) by filing as Schedule A-2024 to the Certificate of Incorporation as a modification of the Certificate of Incorporation of the Company (the “Modification to Certificate”) with the Enterprise Registrar of the Province of Québec, which established the Series A Preferred Shares, having such designations, rights and preferences as set forth in Schedule A-2024, as determined by the board of directors of the Company (the “Board of Directors”) in its sole discretion, in accordance with the Company’s Certificate of Incorporation and general bylaws of the Company (the “By-laws).

The Series A Preferred Shares rank senior to the common shares but retain no voting rights.

The Series A Preferred Shares have a stated value of US$1,000 per share (the “Series A Stated Value”) and are convertible into the Company’s common shares, at the election of the holder of the Series A Preferred Shares at any time at a price of US$4.50 per share, subject to adjustment (the “Series A Set Price”). The Series A Preferred Shares are convertible at the election of a holder into that number of common shares determined by dividing the Series A Stated Value (plus any and all other amounts which may be owing in connection therewith) by the Series A Set Price. On the one-year anniversary of the original issuance date, the Series A Preferred Shares will automatically convert into common shares at the lesser of: (y) the then Series A Set Price, subject to adjustment, and (z) 80% of the volume-weighted average price of our common shares during the five trading days ending on, and including, such date. The Series A Set Price is subject to adjustment for stock splits, stock dividends, distributions of common shares or securities convertible, exercisable or exchangeable for common shares, subdivisions, combinations and reclassifications. Further, if the Company sells or grants securities or rights to acquire shares of common shares (other than certain exempt issuances) at an effective price per share that is lower than the then Series A Set Price then the Series A Set Price shall be reduced to such lower price, however in no event shall the conversion price or Series A Set Price for the Series A Preferred Shares be less than US$4.50, subject to adjustment for stock splits, stock dividends, distributions of common shares or securities convertible, exercisable or exchangeable for common shares, subdivisions, combinations and reclassifications). Issuance of common shares upon conversion of the Series A Preferred Shares will dilute the ownership of existing holders of the common shares.

Series B Preferred Shares

On January 15, 2024, the Company amended the Certificate of Incorporation by filing a Modification to Certificate with the Enterprise Registrar of the Province of Québec, which established the Series B Preferred Shares, having such designations, rights and preferences as set forth in Schedule A-2024, as determined by the Board of Directors in its sole discretion, in accordance with the Company’s Certificate of Incorporation and By-laws.

The Series B Preferred Shares rank senior to the common shares but retain no voting rights.

The Series B Preferred Shares have a stated value of US$1,000 per share (the “Series B Stated Value”) and are convertible into shares of the Company’s common shares, at the election of the holder of the Series B Preferred Shares at any time at a price of US$4.50 per share, subject to adjustment (the “Series B Set Price”). The Series B Preferred Shares are convertible at the election of a holder into that number of common shares determined by dividing the Series B Stated Value (plus any and all other amounts which may be owing in connection therewith) by the Series B Set Price. On the one-year anniversary of the original issuance date, the Series B Preferred Shares will automatically convert into common shares at the lesser of: (y) the then Series B Set Price, subject to adjustment and (z) 80% of the volume-weighted average price of our common shares during the five trading days ending on, and including, such date. The Series B Set Price is subject to adjustment for stock splits, stock dividends, distributions of common shares or securities convertible, exercisable or exchangeable for common shares, subdivisions, combinations and reclassifications. Further, if the Company sells or grants securities or rights to acquire shares of common shares (other than certain exempt issuances) at an effective price per share that is lower than the then Series B Set Price  then the Series B Set Price shall be reduced to such lower price, however in no event shall the conversion price or Series B Set Price for the Series B Preferred Shares be less than US$4.50, subject to adjustment for stock splits, stock dividends, distributions of common shares or securities convertible, exercisable or exchangeable for common shares, subdivisions, combinations and reclassifications). Issuance of common shares upon conversion of the Series B Preferred Shares will dilute the ownership of existing holders of the common shares.

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Common Warrants

The Company issued Common Warrants to the purchaser of the Series B Preferred Shares with an exercise price of US$4.50 which is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events, and resets upon the sale of equity securities at a sales price below the then exercise price with a floor price of US$4.50. The Common Warrants also include customary buy-in rights in the event the Company fails to timely deliver the shares of common shares issuable upon exercise thereof.

If the Company or any subsidiary at any time while the Common Warrants are outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common shares or common shares equivalents, at an effective price per share less than the exercise price of the Common Warrants then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the exercise price shall be reduced and only reduced to equal the Base Share Price.

If at any time the Common Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common shares (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the exercise price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common shares for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five.

Exchange of Common Warrants Issued in Connection with the Series A Preferred Shares

Upon the sale of the Series A Preferred Shares, the Company issued 190,482 common warrants to the purchasers of the Series A Preferred Shares (together, the “Series A Warrants”). The Series A Warrants had an exercise price of US$15.75 that reset upon the sale of equity securities at a sales price below the then exercise price. On August 16, 2024, we entered into warrant exchange agreements with the holders of the Series A Warrants (the “Warrant Exchange Agreement”). Pursuant to the Warrant Exchange Agreement, the holders of the Preferred Share Warrants exchanged the Preferred Share Warrants for an aggregate of 376,691 common shares of the Company and 4,267 pre-funded warrants, each to purchase a common share at a nominal exercise price.

Summary Financial Data

The summary financial information set forth below has been derived from our unaudited consolidated financial statements and the notes thereto for the nine months ended May 31, 2024 included in our current report on Form 6-K filed on July 15, 2024 and amended on August 1, 2024 (which are incorporated by reference into this prospectus), and the audited consolidated financial statements for the  fiscal years ended August 31, 2023, and 2022 included in our annual report on Form 20-F, filed on November 30, 2023 and amended on April 5, 2024 (each of which is incorporated by reference into this prospectus). You should read the following summary financial data together with our historical financial statements and the notes thereto incorporated by reference into this prospectus and the other financial information incorporated by reference in this prospectus from our SEC filings.

Consolidated Statement of Comprehensive Loss

	Nine Months Ended May 31,	As of the Year Ended August 31,
	2024	2023	2022	2021
	Unaudited
Revenue	$2,775,156	$5,651,502	$7,350,946	$3,513,788
Gross profit	$1,105,648	$1,536,426	$3,285,565	$1,604,182
Net loss	$(10,407,997)	$(20,877,186)	$(13,111,785)	$(15,113,907)
Basic and diluted loss per share	$(0.87)	$(2.25)	$(1.58)	$(2.04)

Consolidated Statements of Financial Position

As of May 31, 2024
Unaudited
Current Assets	$8,962,004
Total Assets	$17,138,627
Current Liabilities	$4,000,367
Total Liabilities[1]	$13,417,664
Total Shareholders’ Equity	$3,720,963

1 Total liabilities include $8,376,440 in non-cash derivative liabilities.

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RISK FACTORS

An investment in the offered securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, and those described under the section titled “Risk Factors” in the documents incorporated by reference herein, including those discussed in our Annual Report, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC, before you decide to purchase the offered securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of the offered securities. Refer to “Special Note Regarding Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

There is limited public information on our operating history.

Our limited public operating history makes evaluating our business and prospects difficult. Although we were formed in 2012, we did not provide public reports on the results of operations until our 2020 fiscal year. We only have six years of audited financial statements.

We currently have a net loss, and if we are unable to obtain and grow a net income in the future our ability to grow our business as planned will be adversely affected.

We have made significant up-front investments in research and development, sales and marketing, and general and administrative expenses to rapidly develop and expand our business. We had a net loss of $10,407,997 for the nine-month period ended May 31, 2024, as compared to a net loss of $16,582,939 for the same period in 2023. Similarly, we had a net loss of $20,877,186 and $13,111,785 in our 2023 and 2022 fiscal years, respectively. Net loss may grow or we might never maintain net income in certain circumstances, many of which are beyond our control. Even after the use of the proceeds from this offering, our revenues might not significantly exceed our expenses or could be less than our expenses. It may take us longer to obtain and maintain net income than we anticipate, if at all, or we may only do so at a much lower rate than we anticipate. Failure to obtain our net income would mean that we would have to curtail our planned growth in operations or resort to financings to fund such growth.

Terms of subsequent financings may adversely impact your investment.

We may have to engage in common equity, debt, or preferred shares financing in the future. Your rights and the value of your investment in our securities could be reduced. The sale of common shares could dilute your net tangible book value per share and would dilute the voting power of your common shares. Common shares which we sell could be sold into the public market, which could adversely affect the market price. If we sell warrants, the exercise of those warrants, or the belief that they could soon be exercised, could place downward pressure on the market value of our common shares until such warrants are exercised. If we need to raise more equity capital from the sale of equity securities, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Preferred shares could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred shares could be more advantageous to those investors than to the holders of common shares.

The sale of debt securities could include interest, which could increase costs and negatively impact operating results, or contain rights to convert such debt into common shares, which could be at conversion price that is significantly below the then market price.

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Our plan of operations entails promoting a product that we may never launch or which may not be commercially accepted if launched.

We have concentrated the majority of our research and development efforts on developing electric powertrain systems that we intend to rent and sell to OEMs of boats. We expect the electric powertrain systems to represent the majority of our revenue in our coming accounting periods. We have built prototypes of our electronic powertrain. We do not know if OEMs will find our product candidate to be an attractive component in their boats or if they will find the price of our electric powertrains to be acceptable. We do not currently have any significant customers for our electric powertrains. Although we have received letter of intent from OEMs for over 1,000 powertrains through the year ended August 31, 2024, such LOIs are non-binding and may never result in any actual sales. Even if we do develop such relationships, we might not be able to maintain them or grow them as anticipated. At the time of our initial public offering, we had expected to begin the commercialization of our electric powertrains in 2020 but were not able to meet that preferred timeline and we may not meet our new timelines. Additionally, we had anticipated developing a 335 horsepower electric powertrain within 18 months of our last annual report but currently do not believe that we will meet that anticipated date. If we are not successful in commercializing our product or if sales of our electric powertrain are less than we estimate, our business may not grow as expected, if at all, and we may fail.

To carry out our proposed business plan to build up inventory for order fulfilment, increase brand awareness and develop a new powertrain for our engines, we will require a significant amount of capital.

If current cash, cash equivalents and revenue from our business are not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of debt or equity securities, in either private placements or additional registered offerings. If we are unsuccessful in raising enough funds through such capital-raising efforts, we may review other financing possibilities such as bank loans. Financing might not be available to us or, if available, only on terms that are not favorable or acceptable to us.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, sell non-essential assets or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

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We recently sold a portion of our rental operations, and our ability to continue deriving revenue from our rental operations may significantly change as a result.

In our 2021 fiscal year, we expanded our business to include rentals of electric powerboats by acquiring EBR, an entity that rents electric boats at two marinas in California. In April 2024, we sold our electric boat rental facility located in one of those marinas (Newport Beach, California) to Stratégies EB Inc. We continue electric boat rental operations in Ventura, California and Palm Beach, Florida, and we are currently in the process of opening a new electric boat rental facility in Dania Beach, Florida. Our operations at the marina in Newport Beach, California were significantly larger than our operations in either Venture Beach, California or Palm Beach, Florida. If we do not increase our operations at our existing marinas or start operations at new ones, our rental business might never derive the same revenue from operations as it did prior to the sale of our operations in Newport Beach, California.

Our future growth depends upon consumers’ willingness to purchase electric powerboats.

Our growth highly depends upon the adoption by consumers of, and we are subject to an elevated risk of any reduced demand for, electric powerboats. Without such growth, sales of our electric powertrain, if any, and our electric boats may not grow at the rate that we anticipate, if such sales grow at all. If the market for electric powerboats does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be negatively impacted. Despite the long history of electric powerboats, the market for them is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new electric powerboat announcements and changing consumer demands and behaviors. Powerboats with conventional gas-powered motors may be deemed preferable to electric powerboats as they tend to be more powerful, have a longer range and/or cost less. Other factors that may influence the adoption of electric powerboats include:

•	the decline of an electric powerboats range resulting from deterioration over time in the battery’s ability to hold a charge;

•	concerns about electric grid capacity and reliability, which could derail our efforts to promote electric powerboats as a practical solution to powerboats which require gasoline;

•	improvements in the fuel economy of the internal combustion engine;

•	the availability of service for electric powerboats;

•	the environmental consciousness of consumers;

•	volatility in the cost of oil and gasoline;

•	consumers’ perceptions about convenience and cost to charge an electric powerboat;

•	the availability of tax and other governmental incentives to manufacture electric powerboats; and

•	perceptions about and the actual cost of alternative fuel.

The influence of any of the factors described above may cause current or potential customers not to purchase our electric powerboat, which would materially adversely affect our business, operating results, financial condition and prospects.

Our future growth depends upon consumers’ preference for outboard motors over inboard motors.

We envision the majority of our growth deriving from the sale of one of our product candidates, an electric powertrain for an outboard motor. If consumer preferences led to a decline in outboard motors, the OEMs we intend to sell to may produce less boats, and we may not be able to sell as many electric powertrains as we anticipate, if we sell any at all. We may not be able to adapt the technology behind this powertrain for inboard motors or may only be able to do so in a way that is not cost effective.

We rely on a limited number of suppliers for key components of our finished products.

Although we manufacture all of our powerboats, we do so by assembling the component parts that we acquire from third-party suppliers rather than by producing any of those component parts ourselves. We materially depend on some of those third-party suppliers for certain components that we obtain from a limited number of suppliers, namely:

•	hulls: we purchase all of our hulls from Aqualux and Abitibi & Co.;

•	motors: for our electric powertrains, we intend to purchase motors from Danfoss Technologies and E-Propulsion and for our boats, we purchase approximately 30% from Min-Kota, 35% from E-Tech and 20% from E-Propulsion;

•	powertrains: we purchase approximately 100% of our low powered powertrains from E-Propulsion, a Chinese company specialized in the research, development and production of components for electric outboard engines;

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•	battery packs: we purchase our lithium-ion batteries (approximately 15% of all batteries we purchase) from Octillion and Neogy who in turn rely upon Samsung cells, we have an agreement with Octillion Power Systems (“Octillion”) to provide marine specific batteries to power the E-Motion powertrain; and

•	casings: we purchase the casings for our powertrains from Tohatshu Corporation, a Japanese company.

As we purchase our components and parts through purchase orders and informal arrangements rather than long-term purchase agreements, we have not contractually secured a supply chain for these components and parts.

The range of electric powerboats on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase our boats or boats containing our electric powertrains.

The range of electric powerboats on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their powerboat as well as the frequency with which they charge the battery can result in additional deterioration of the battery’s ability to hold a charge. During the lifetime of the lead acid batteries in powerboats, 500 to 1000 recharge cycles are possible, and our lithium battery pack will retain approximately 85% of its ability to hold its initial charge after approximately 3,000 charge cycles and 8 years, which will result in a decrease to the boat’s initial range. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase an electric boat, which may harm our ability to market and sell our boats. Likewise, if such reasoning deters potential customers from purchasing boats made by OEMs that use our electric powertrains, they may order fewer electric powertrains from us, if they ever order any at all.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric powerboats.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric powerboats, which could result in the loss of competitiveness of our boats, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric powerboat technology, we may lose our competitive position in the industry.

We may be unable to keep up with changes in electric powerboats technology, particularly developments with powertrains. As a result, we may lose our competitive position in the industry. Any failure to keep up with advances in electric powerboat technology could result in a loss of our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric powerboat technology. As technologies change, we plan to upgrade or adapt our electric powertrain. We would additionally upgrade our boats and introduce new models to take advantage of these changes. However, our technology and boats may not compete effectively with alternative technology or powerboats if we are not able to source and integrate the latest technology. For example, we do not manufacture lead or lithium battery cells, and as a result, we are dependent on suppliers of battery cell technology for our battery packs.

Demand in the powerboat industry is highly volatile.

Fluctuations in demand for recreational powerboats and electric powerboats may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we compete have been subject to considerable volatility in demand in recent periods. Demand for recreational powerboat and electric powerboat sales depends to a large extent on general, economic and social conditions in a given market. Historically, sales of recreational powerboats decrease during economic downturns. We have fewer financial resources than more established powerboat manufacturers to withstand adverse changes in the market and disruptions in demand.

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Unfavorable weather conditions may have a material adverse effect on our business, financial condition, and results of operations, especially during the peak boating season.

Adverse weather conditions in any year, in any particular geographic region, may adversely affect sales in that particular geographic region, especially during the peak boating season in such particular geographic region. Sales of our products are generally stronger just before and during spring and summer, which represent the peak boating months in most of our markets, and favorable weather during these months generally has a positive effect on consumer demand for our products. Conversely, unseasonably cool weather, excessive rainfall, reduced rainfall levels, or drought conditions during these periods may close area boating locations or render boating dangerous or inconvenient, thereby generally reducing consumer demand for our products. Our annual results would be materially and adversely affected if our net sales were to fall below expected seasonal levels during these periods. We may also experience more pronounced seasonal fluctuation in net sales in the future as we continue to expand our businesses. Additionally, to the extent that unfavorable weather conditions are exacerbated by global climate change or otherwise, our sales may be affected to a greater degree than we have previously experienced. Adverse weather could also affect income from our rental business as we tend to rent significantly less boats on rainy or otherwise unappealing days than on sunny and attractive ones. If we experience more rainy or otherwise unappealing days at our marinas than normal, our income from the rental of electric boats could materially decline.

We intend to increasingly use our network of independent dealers, and we will face increasing competition for dealers and have little control over their activities.

Currently, most of our sales are directly placed with us online, but approximately 54% of our sales of electric boats in the nine-month period ended May 31, 2024 were derived from our network of independent dealers. We have agreements with dealers in our network that typically provide for terms of between 1 and 3 years. While we will continue to market direct sales through our website, we seek to increase revenues and diversify our sales points by expanding our network of independent dealers. We envision an increase in the number of dealers supporting our products and the quality of their marketing and servicing efforts being essential to our ability to increase sales. We may not be successful in our effort to grow our network of independent dealers.

Competition for dealers among recreational powerboat manufacturers continues to increase based on the quality, price, value and availability of the manufacturers’ products, the manufacturers’ attention to customer service and the marketing support that manufacturers provide to dealers. We will face intense competition from other recreational powerboat manufacturers in attracting and retaining dealers, and we might not be able to attract or retain relationships with qualified and successful dealers as well as our competition, if at all. We might not be able to maintain or improve our relationship with dealers or our market share position. In addition, independent dealers in the recreational powerboat industry have experienced significant consolidation in recent years, which could inhibit our ability to retain them or result in the loss of one or more of our dealers in the future if the surviving entity in any such consolidation purchases similar products from a competitor. If we do not establish a significant network of dealers, our future sales could fail to meet our projections, and our business, financial condition and results of operations may be adversely affected.

We envision that our success will depend, in part, upon the financial health of our dealers and their continued access to financing.

We seek to increase revenues and diversify our sales points by expanding our network of independent dealers. The financial health of our current and any future dealers is critical to our success. Our business, financial condition and results of operations may be adversely affected if the financial health of dealers that sell our products suffers. Their financial health may suffer for a variety of reasons, including a downturn in general economic conditions, rising interest rates, higher rents, increased labor costs and taxes, compliance with regulations and personal financial issues.

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In addition, dealers require adequate liquidity to finance operations, including purchases of our products. Dealers are subject to numerous risks and uncertainties that could unfavorably affect their liquidity positions, including, among other things, continued access to adequate financing sources on a timely basis on reasonable terms. These sources of financing are vital to our ability to sell products through our distribution network. Access to floor plan financing generally facilitates dealers’ ability to purchase powerboats from us, and their financed purchases reduce our working capital requirements. If floor plan financing were not available to our dealers, our sales and our working capital levels could be adversely affected. The availability and terms of financing offered by dealers’ floor plan financing providers will continue to be influenced by:

•	their ability to access certain capital markets and to fund their operations in a cost-effective manner;
•	the performance of their overall credit portfolios;
•	their willingness to accept the risks associated with lending to dealers; and
•	the overall creditworthiness of those dealers.

Changes to trade policies, tariffs, and import/export regulations may have a material adverse effect on our business, financial condition, and results of operations.

Although we manufacture our products in Canada, in our last fiscal year approximately 91% of our sales and rentals occurred in the United States, a percentage that could increase as our operations expand. Changes in laws and policies governing foreign trade could adversely affect our business. Such policy changes may place greater restrictions and economic disincentives on international trade and may have the potential to adversely impact the global and local economies, our industry and global demand for our products and, as a result, could have a material adverse effect on our business, financial condition and results of operations.

Interest rates and energy prices affect marine products’ sales

Although our products are not frequently financed by our dealers and retail powerboat consumers, we envision this becoming more common as we expand our operations and grow our network of distributors. This may not occur if interest rates rise because higher rates increase the borrowing costs and, as a result, the cost of doing business for dealers and the cost of powerboat purchases for consumers. Energy costs can represent a large portion of the costs to manufacture our products and can increase their ultimate sales price. Therefore, higher interest rates and fuel costs can adversely affect consumers’ decisions relating to recreational powerboating purchases.

We have a large fixed cost base that will affect our profitability if our sales decrease.

The fixed cost levels of operating a recreational powerboat manufacturer can put pressure on profit margins when sales and production decline. Our profitability depends, in part, on our ability to spread fixed costs over a sufficiently large number of products sold and shipped, and if we decide to reduce our rate of production, gross or net margins could be negatively affected. Consequently, decreased demand or the need to reduce production can lower our ability to absorb fixed costs and materially impact our financial condition or results of operations.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of Alexandre Mongeon, our Chief Executive Officer, Xavier Montagne, our Chief Operating Officer and Chief Technology Officer, and Raffi Sossoyan, our Chief Financial Officer. A number of these key employees and consultants have significant experience in the recreational boating, manufacturing and electric vehicle industries. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty locating, or may not be able to locate and hire, a suitable replacement. We have not obtained any “key person” insurance on certain key personnel.

We are subject to numerous environmental, health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental, health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These regulations also apply to any contamination that our powerboats cause in the lakes and rivers in which they operate. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements could have a material adverse effect on our company and its operating results.

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Our powerboats are subject to mandated safety standards and failure to meet those standards could have a material adverse effect on our business and operating results.

Given the inherent dangers involved with powerboats, all powerboats sold must comply with federal, state and provincial safety standards. Additionally, most powerboats sold in the United States must meet the safety standards set by the American Boat and Yacht Counsel (“ABYC”), a non-profit, member organization that develops voluntary safety standards for the design, construction, maintenance, and repair of recreational powerboats and the National Marine Manufacturers Association (“NMMA”). Our powerboats have been certified by the United States Coast Guard and the Canadian Coast Guard, meet the ABYC safety standards and have received CE marking indicating their conformity with health, safety, and environmental protection standards within the European Economic Area. Loss of any of these certifications or failure to obtain them for future products could have a material adverse effect on our business and operating results.

We intend to rely on a third-party for the manufacture of what we envision will become our principal product.

If we are able to commercialize our E-Motion™ electric powertrain system, we intend to use a third-party to mass produce our powertrains. In October 2021, we entered into a Manufacture and Supply Agreement with Linamar Corporation, a provider of manufacturing solutions and a developer of highly engineered products. Under the terms of the agreement, we intend for McLaren Engineering, Linamar Corporation’s technology and product development team for its advanced mobility segment, to manufacture and assemble our E-Motion™ technology through testing, parts, tooling development, and designing the union assembly for mass production of our electric powertrain at Linamar’s facility in Canada. Once we have scaled up the production of our electric powertrain, we intend for the Linamar Corporation to produce our electric powertrain for mass commercialization. If Linamar Corporation is unable to satisfactorily manufacture our E-Motion™ powertrains, we will be forced to find a new third-party manufacturer or to produce such powertrains inhouse (with our current facilities we believe that we are limited to producing 300 electric powertrains per year in addition to producing 150 boats per year). Any such change in manufacturers could lead to a delay in our ability to deliver on purchase orders or the loss of such purchase orders, which in turn could adversely affect our revenue or the timing of our revenue.

If we are unable to meet the service requirements of our customers, our business will be materially and adversely affected.

We do not offer warranties or provide service for our boats and do not intend to offer warranties on our powertrain systems. Instead, the purchasers of our boats and of our powertrains may rely upon the warranties and services of the manufacturers of the components used in our boats and powertrains. As all such warranties are provided by third-party suppliers, the quality and timeliness of such service is outside of our control. Additionally, the terms of such warranties, including the length of time of coverage, and servicing terms, including locations and labor cost, are not uniform. If our purchasers and potential purchasers believe that warranties and servicing capabilities provided by our third-party suppliers are inadequate, the reputation of our brand will suffer and business and prospects could be materially and adversely affected.

If we are unable to meet our production and development goals, we may need to change our business plans or the timeline in which we expect to carry them out.

Our ability to carry out our business plans depends upon meeting our production and development goals. Delays or failures in meeting these goals could require us to reassess our business plans and the timeline that it will take us to implement those plans. In the past, we have not always met our production and development goals. For example, we expected to manufacture approximately 50 powerboats, and begin commercialization of our electric powertrains in calendar year 2023, and we did not meet these goals. If any such delays or failures were to cause a material change to our proposed business plans, such change could result in materially adverse changes in our projected revenues or expenses.

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We may not succeed in establishing, maintaining and strengthening the Vision Marine brand, which could materially and adversely affect customer acceptance of our boats and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Vision Marine brand and the brands of our powerboat models. Any failure to develop, maintain and strengthen these brands may materially and adversely affect our ability to sell our products. If we are not able to establish, maintain and strengthen our brands, we may lose the opportunity to build our customer base. We expect that our ability to develop, maintain and strengthen the Vision Marine brand will also depend heavily on the success of our marketing efforts. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses, including the need to use traditional media such as television, radio and print. Many of our current and potential competitors have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain strong brands, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

Although we do not materially use raw materials in the production of our electronic powerboats, we purchase the necessary parts and components for our boats from third-party suppliers that do. Were those third-party suppliers to experience increases in the cost or a sustained interruption in the supply or shortage of raw materials, the corresponding parts and components could become more costly or less available (if still available at all).. We are particularly exposed to a supply-chain risk as we have not contractually secured long-term supply commitments at fixed prices with our third-party suppliers. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and price fluctuations and material shortages could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

•	the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to meet demand;

•	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

•	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business depends on the continued supply of battery cells for our boats. We do not currently have any agreements for the supply of batteries and depend upon the open market for their procurement. Any disruption in the supply of battery cells from our supplier could temporarily disrupt the planned production of our boats until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric boat manufacturers to the extent they determine that the boats are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs and could reduce our margins if we cannot recoup the increased costs through increased electric boat prices. We might not be able to recoup increasing costs of raw materials by increasing boat prices. We publish the price for the base model of our powerboats. However, any attempts to increase the published prices in response to increased raw material costs could be viewed negatively by our potential customers, result in cancellations of orders and could materially adversely affect our brand, image, business, prospects and operating results.

If our suppliers sell us parts or components containing conflict minerals, we may be required, at significant expense, to find suppliers that do not use conflict minerals.

In 2010, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) requiring the SEC to issue rules specifically relating to the use of “Conflict Minerals” within manufactured products. “Conflict minerals” are currently defined under United States law as tin, tantalum, tungsten and gold (also known as “3TG”) and related derivatives. Within a year of becoming a public company, the SEC rules require any SEC registrant whose commercial products contain any 3TG (“3TG Product”) to determine whether the 3TG in the 3TG Product originated from the Democratic Republic of the Congo (“DRC”) or adjoining countries (collectively, the “DRC Region”) and, if so, whether the 3TG is “conflict free”. “3TG Conflict Free” means that the supply chain is transparent and the 3TG in 3TG Products does not directly or indirectly benefit armed groups responsible for serious human rights abuses in the DRC Region. By enacting this provision, Congress intends to further the humanitarian goal of ending the extremely violent conflict in the DRC Region, which has been partially financed by the exploitation and trade of 3TG originating in the DRC Region.

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We will need to expend time and money on determining whether our products contain conflict minerals. If our suppliers use conflict minerals in the production of the parts and components that we purchase from them, we may need to find alternative suppliers. This may only be possible at significant expense or with material delays in production.

Our software to control our electric powertrain systems contains “open source” software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

We use software to control our electric powertrain systems that relies upon “open source” licenses and intend to use such software in the future. Although we do not believe that the open source code we have used imposes any limitations on the use of the software that we have developed, the terms of many open source licenses have not been interpreted by United States or other courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our solutions including requirements that we make available source code for modifications or derivative works we create based upon the open source software or license such modifications or derivative works. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on origin of the software. We cannot be sure that all open source is submitted for approval prior to use in our solutions. In addition, many of the risks associated with usage of open source cannot be eliminated, and could, if not properly addressed, negatively affect the performance of our electric powertrains and our business.

We rely on network and information systems and other technologies for our business activities and certain events, such as computer hackings, viruses or other destructive or disruptive software or activities may disrupt our operations, which could have a material adverse effect on our business, financial condition and results of operations.

Network and information systems and other technologies are important to our business activities and operations. Network and information systems-related events, such as computer hackings, cyber threats, security breaches, viruses, or other destructive or disruptive software, process breakdowns or malicious or other activities could result in a disruption of our services and operations or improper disclosure of personal data or confidential information, which could damage our reputation and require us to expend resources to remedy any such breaches. Moreover, the amount and scope of insurance we maintain against losses resulting from any such events or security breaches may not be sufficient to cover our losses or otherwise adequately compensate us for any disruptions to our businesses that may result, and the occurrence of any such events or security breaches could have a material adverse effect on our business and results of operations. The risk of these systems-related events and security breaches occurring has intensified, in part because we maintain certain information necessary to conduct our businesses in digital form stored on cloud servers. While we develop and maintain systems seeking to prevent systems-related events and security breaches from occurring, the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Despite these efforts, there can be no assurance that disruptions and security breaches will not occur in the future. Moreover, we may provide certain confidential, proprietary and personal information to third parties in connection with our businesses, and while we obtain assurances that these third parties will protect this information, there is a risk that this information may be compromised. The occurrence of any of such network or information systems-related events or security breaches could have a material adverse effect on our business, financial condition and results of operations.

If the governmental grants and tax credits that we receive were to be no longer available, our net earnings would be materially reduced.

We receive governmental benefits in connection with our operations. In connection with the production of our powerboats and our research into green technology, we have been able to receive tax credits and grants provided by the Quebec provincial government and the Canadian federal government. During the nine-month period ended May 31, 2024, the Company recognized $45,792 in grants and investment tax credits. In our 2023 and 2022 fiscal years, we recognized grants and investment tax credits amounting to $0.2 million and $1.5 million, respectively, of which $0.14 million and $1.4 million, respectively, is presented against research and development expenses. We intend to continue applying for such grants and receiving such tax credits. Without such grants and tax credits, our net loss in each of the past two fiscal years would have been larger. If such grants and tax credits were no longer available, our business, prospects, financial condition and operating results could be adversely affected.

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The unavailability, reduction or elimination of government regulations on waterways could have a material adverse effect on our business, financial condition, operating results and prospects.

Although we are unaware of substantial governmental economic incentives, such as tax credits and rebates, that customers may receive in connection with the purchase of our products, there are certain governmental regulations whose repeal could affect the desirability of our powerboats. In particular, local and regional restrictions of internal combustion engines on certain waterways make electric boats an attractive alternative for use in such lakes and rivers. Any reduction, elimination or discriminatory application of such rules because of policy changes or other reasons may result in the diminished competitiveness of electric boats generally. This could materially and adversely affect the growth of our market and our business, prospects, financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market or sell our powerboats or powertrains successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

•	training new personnel;
•	forecasting production and revenue;
•	expanding our marketing efforts, including the marketing of a new powertrain that we use;
•	controlling expenses and investments in anticipation of expanded operations;
•	establishing or expanding design, manufacturing, sales and service facilities;
•	implementing and enhancing administrative infrastructure, systems and processes; and
•	addressing new markets.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians for our electric boats and powertrains. Competition for individuals with experience designing, manufacturing and servicing electric boats is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

None of our employees are currently represented by a labor union. It is common in Quebec for employees of manufacturers of a certain size to belong to a union. Although we do not believe that we are currently of a size where our employees will unionize, were they to do so now or in the future, we would be at risk for higher employee costs and increased risk of work stoppages. We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs among our key suppliers or our network of distributors, it could materially reduce the manufacture and sale of our boats and have a material adverse effect on our business, prospects, operating results or financial condition.

Our ability to meet the needs of our manufacturing workforce is crucial to our results of operations and future sales and profitability.

We rely on the existence of an available hourly workforce to manufacture our products. We cannot assure you that we will be able to attract and retain qualified employees to meet current or future manufacturing needs at a reasonable cost, or at all. For instance, the demand for skilled employees has increased recently with the low unemployment rates in the regions where we have manufacturing facilities. Also, although none of our employees are currently covered by collective bargaining agreements, we cannot assure you that our employees will not elect to be represented by labor unions in the future. Additionally, competition for qualified employees could require us to pay higher wages to attract a sufficient number of employees. Significant increases in manufacturing workforce costs could materially adversely affect our business, financial condition or results of operations.

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We compete with a variety of other activities for consumers’ leisure time.

Our powerboats are used for recreational and sport purposes, and demand for our powerboats may be adversely affected by competition from other activities that occupy consumers’ leisure time and by changes in consumer lifestyle, usage pattern or taste. Similarly, an overall decrease in consumer leisure time may reduce consumers’ willingness to purchase and enjoy our products.

Product liability, warranty, personal injury, property damage and recall claims may materially affect our financial condition and damage our reputation.

We are engaged in a business that exposes us to claims of product liability and warranty claims in the event our products actually or allegedly fail to perform as expected or the use of our products results, or is alleged to result, in property damage, personal injury or death. Our products involve kinetic energy, produce physical motion and are to be used on the water, factors which increase the likelihood of injury or death. Our products contain Lithium-ion batteries, which have been known to catch fire or vent smoke and flame, and chemicals which are known to be, or could later be proved to be, toxic carcinogenic. Any personal injury or wrongful death claim could, even if not justified, prove expensive to contest.

We do not provide warranties for our powerboats but instead rely upon the warranties provided by the third-party manufacturers from whom we purchase the components for our powerboats. Although we maintain product and general liability insurance for the types and in the amounts that we believe are customary for the industry, we are not fully insured against all such potential claims. We may experience legal claims in excess of our insurance coverage or claims that are not covered by insurance, either of which could adversely affect our business, financial condition and results of operations. Adverse determination of material product liability and warranty claims made against us could have a material adverse effect on our financial condition and harm our reputation. In addition, if any of our products or components in our products are, or are alleged to be, defective, we may be required to participate in a recall of that product or component if the defect or alleged defect relates to safety. Any such recall and other claims could be costly to us and require substantial management attention.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of Quebec, a substantial portion of our assets are in Canada and the majority of our directors and executive officers reside outside the United States

We are constituted under the laws of the Business Corporations Act (Quebec) (the “Business Corporation Act”) and our executive offices are located outside of the United States in Boisbriand, Quebec. Most of our officers, and directors, as well as our auditor reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in Quebec corporations may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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Our financial statements have been prepared on a going concern basis and our financial status creates a substantial doubt whether we will continue as a going concern.

Our financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving or maintaining profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should we be unable to continue as a going concern.

Global economic conditions could materially adversely impact demand for our products and services.

Our operations and performance depend significantly on economic conditions. Global financial conditions continue to be subject to volatility arising from international geopolitical developments and global economic phenomena, as well as general financial market turbulence, including growing inflationary concerns, resulting in a significant reduction in many major market indices. Uncertainty about global economic conditions could result in:

•	customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services; and
•	third-party suppliers being unable to produce parts and components for our products in the same quantity or on the same timeline or being unable to deliver such parts and components as quickly as before or subject to price fluctuations, which could have a material adverse effect on our production or the cost of such production; and

accordingly, on our business, results of operations or financial condition. Access to public financing and credit can be negatively affected by the effect of these events on Canadian, U.S. and global credit markets. The health of the global financing and credit markets may affect our ability to obtain equity or debt financing in the future and the terms at which financing or credit is available to us. These instances of volatility and market turmoil could adversely affect our operations and the trading price of our common shares.

Our business may be materially affected by future pandemics.

Potential future pandemics may disrupt our business and operational plans. These disruptions may include disruptions resulting from (i) shortages of employees, (ii) unavailability of contractors and subcontractors, (iii) interruption of, or price fluctuations in, supplies from third parties upon which we rely, (iv) restrictions that governments impose to address the pandemic, and (v) restrictions that we and our contractors and subcontractors impose to ensure the safety of employees and others. Such pandemics may disrupt our supply chain by increasing the amount of time between ordering third-party materials needed for our boats and their delivery. Delays in our supply chain could adversely impact our production and, in turn, our revenues. These disruptions may have a material adverse effect on our business, financial condition and results of operations. Such adverse effect could be rapid and unexpected.

Fluctuations in currency exchange rates may significantly impact our results of operations.

Our operations are conducted in the United States and Canada, but approximately 95% of our sales and rentals for the nine-month period ended May 31, 2024, have occurred in the United States. As a result, we are exposed to an exchange rate risk between U.S. and Canadian dollars. The exchange rates between these currencies in recent years have fluctuated significantly and may continue to do so in the future. In our fiscal 2024, the monthly average exchange rate as published by the Bank of Canada ranged from a high of US$1.00:$1.3717 to a low of US$1.00:1.3425. An appreciation of the Canadian dollar against the U.S. dollar could increase the relative cost of our products outside of Canada, which could lead to decreased sales. Conversely, to the extent that we are required to pay for goods or services in U.S. dollars, the depreciation of the Canadian dollar against the U.S. dollar would increase the cost of such goods and services.

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We do not hedge our currency exposure and, therefore, we incur currency transaction risk whenever we enter into either a purchase or sale transaction using a currency other than the Canadian dollar. Given the volatility of exchange rates, we might not be able to effectively manage our currency transaction risks, and volatility in currency exchange rates might have a material adverse effect on our business, financial condition or results of operations.

If we experience material weaknesses or otherwise fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common shares.

For our fiscal year ended August 31, 2023, we identified that we did not maintain effective processes and controls over the financial statement close process and accounting for and reporting of complex and non-routine transactions due to a material weakness. Specifically, we determined that there was a lack of sufficient accounting and finance personnel to enable appropriate level of internal controls within the financial statement close process, including performing in-depth analysis and review of complex accounting matters and non-routine transactions within the timeframes set by us for filing our consolidated financial statements. Because of this deficiency, we concluded there was a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis as of August 31, 2023. As of the date of this prospectus, we are working on remediating the identified material weakness.

If we fail to identify or remediate any current or future material weaknesses in our internal controls over financial reporting, if we are unable to conclude that our internal controls over financial reporting are effective or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common shares could be negatively affected. As a result of such failures, we could also become subject to investigations by Nasdaq, the SEC or other regulatory authorities, and become subject to litigation from investors and shareholders, which could harm our reputation and financial condition or divert financial and management resources from our regular business activities.

Risks Related to Our Intellectual Property

If we fail to protect or enforce our intellectual property or confidential proprietary information relating to our current and any future engineered technologies, others could compete against us more directly and we may not be able to compete effectively in our market.

Our success depends in part on our ability to protect our intellectual property rights. We rely on a combination of trademarks, trade secrets, confidential proprietary information, patent rights and other intellectual property rights to protect our intellectual property. In addition, to protect our trade secrets, confidential information and other intellectual property rights, we have entered into confidentiality agreements with third parties, and confidential information and invention assignment agreements with employees, consultants and advisors. There can be no assurances that we will be able to enforce these agreements or alternatively, these agreements may be deemed to be unenforceable. If we cannot adequately protect or enforce our intellectual property rights, we may not be able to adequately compete, and our business and prospects could be adversely affected.

Certain of our technology may not be subject to protection through patents, which leaves us vulnerable to theft of our technology.

Certain parts of our know-how and technology are not patentable or are trade secrets. To protect our proprietary position in such know-how and technology, we have entered and intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

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We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

The naval industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our technologies, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

●	we will succeed in obtaining any patents, obtain them in a timely manner, or that the breadth or degree of protection that any such patents will protect our interests;

●	the use of our technology will not infringe on the proprietary rights of others;

●	patent applications relating to our potential electric powerboat products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or will not be challenged, invalidated or infringed; or

●	patents will not be issued to other parties, which may be infringed by our potential electric powerboat products or technologies.

We are aware of certain patents that have been granted to others and certain patent applications that have been filed by others with respect to other naval technologies and the use of battery powered powerboats. The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses. As of the date of this prospectus, we have filed five (5) applications for patents with the United States Patent and Trademark Office, but such applications might be denied meaning that we could lose ownership of what we believe to be, proprietary technology relating to our E-Motion™ electric powertrain technology.

Patents held by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential electric powerboat products.

A number of other companies, universities and research institutions have filed patent applications or have been issued patents relating to electric propulsion, naval advancements, and other technologies potentially relevant to or required by our electric powerboats. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed. We are aware that a number of companies have filed applications relating to similar technology we are seeking protection for.

If third party patents or patent applications contain claims infringed by either our licensed technology or other technology required to manufacture and use our technology and such claims are ultimately determined to be valid, we might not be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some powerboats commercially. We may be required to defend ourselves in court against allegations of infringement of third-party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

Any patent applications that we file may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products

We have retained a patent lawyer to begin the process of filing patent applications for up to 24 patents related to our E-Motion™ electric powertrain system and as of the date of this prospectus, we have only completed five (5) patent applications. The registration and enforcement of patents involves complex legal and factual questions and the breadth and effectiveness of patented claims is uncertain. If we file patent applications in connection with our electric outboard powertrain systems or other matters, we cannot be certain that we will be first to file patent applications on those or other inventions, nor can we be certain that such patent applications will result in issued patents or that any of our issued patents will afford sufficient protection against someone creating competing products, or as a defensive portfolio against a competitor who claims that we are infringing its patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in the United States.

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We have limited registered trademarks for our products and trade names

We have submitted applications for registered trademarks for our name and some of our brands, and, while such applications have been granted, not all of our brands currently have registered trademark protection. Any future trademark applications that we file with a relevant governmental authority for brand names/logos might not be approved. Failure to obtain such approval could limit our ability to use the brand names/logos in those territories or lead our products to be confused with, and/or tarnished by, competing products. Even if appropriate applications were made and approved, third parties may oppose or otherwise challenge such applications or registrations.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our target markets and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented, declared generic or determined to be infringing on other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition with potential partners or customers in our target markets. If we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected.

If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed.

Our research, development and commercialization activities may infringe or otherwise violate or be alleged to infringe or otherwise violate patents owned or controlled by other parties. Competitors in the field of naval technology and electric propulsion have developed large portfolios of patents and patent applications in fields relating to our business. Additionally, there may also be patent applications that have been filed but not published that, when issued as patents, could be asserted against us. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages and/or we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Further, if a patent infringement suit were brought against us, during the pendency of the litigation, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

We may employ individuals who were previously employed at universities or engineering companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, and we are not currently subject to any claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties, we may in the future be subject to such claims. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may need to license intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights that are important or necessary to the development of our electric powerboats. It may be necessary for us to use the patented or proprietary technology of third parties to further commercialize our electric powerboats, in which case we would be required to obtain a license from these third parties. There can be no assurance that such third parties will grant us the necessary licenses on commercially reasonable terms or at all. Failure to obtain such licenses on commercially reasonable terms could limit or eliminate our ability to develop or commercialize our current or future product candidates, which would have a negative impact on our business and results of operations.

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Risks Related to our Common Shares and this Offering

The market price and liquidity of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares began trading on the Nasdaq Capital Market in November 2020. From the date of the start of our last fiscal year to the date hereof, the highest closing price of our common shares on the Nasdaq Capital Market was US$56.55 and the lowest closing price was US$2.47. Additionally, the liquidity of our common shares may decrease, meaning that the demand for the purchase of our shares may not be at a level that allows for your sale at a desirable price or even the then market price if you wish to sell your common shares. The market value of our common shares and their liquidity will continue to fluctuate due to the impact of any or all of the following factors:

•	sales or potential sales of substantial amounts of our common shares;

•	announcements about us or our competitors;

•	litigation and other developments relating to our proprietary rights or those of our competitors;

•	conditions in the marine product industry;

•	governmental regulation and legislation;

•	variations in our anticipated or actual operating results;

•	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

•	change in general economic trends; and

•	investor perception of our industry or our prospects.

You will experience immediate and substantial dilution as a result of this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 2,024,291 common shares at an assumed public offering price of US$2.47 per common share, excluding the exercise of the underwriter’s over-allotment option to purchase additional common shares and after deducting underwriting discounts, commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $1.99 per common share on a pro forma as adjusted basis (see Dilution).

In addition, you may experience further dilution (i) if the underwriter exercises its over-allotment option to purchase additional common share, (ii) upon the exercise of the Underwriter’s Warrants issued to the underwriter, and (iii) upon the exercise of outstanding warrants, options, the conversion of the Series A Preferred Shares of the Company and the conversion of Series B Preferred Shares.

In addition to the dilution that you will experience in net tangible book value per share, you will experience economic and voting dilution as a result of this offering. The common shares being offered hereby (which includes any common shares underlying pre-funded warrants) represent approximately 138% of our currently issued and outstanding shares as of August 30, 2024.

There is no trading market for our pre-funded warrants.

Unlike our common shares, no trading market exists for our pre-funded warrants, and we do not intend to take steps to list our pre-funded warrants on any public exchange or quotation system. You should be prepared to only make a return on your investments in the pre-funded warrants if you exercise such warrants into common shares and then resell the shares at a price above the exercise price. The market price for our common shares might never be above the exercise price of such warrants. If you exercise such warrants, you might not be able to sell them for a price above which you bought them, if at all.

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We have been notified by Nasdaq that we are not in compliance with certain standards which Nasdaq requires listed companies meet for their respective securities to continue to be listed and traded on its exchange. If we are unable to regain compliance with such continued listing requirements, Nasdaq may choose to delist our securities from its exchange or may subject us to additional restrictions, which may adversely affect the liquidity and trading price of our securities.

Our securities are currently listed on Nasdaq. On February 16, 2024, we received written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq notifying us that, based on the closing bid price of our common shares for the last 30 consecutive trading days, we no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of US$1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. Pursuant to the Nasdaq Listing Rules, we were provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Common Shares had to be at least US$1.00 per share for a minimum of 10 consecutive trading days prior to August 14, 2024, and we must otherwise satisfy The Nasdaq Capital Market’s requirements for listing.

On August 15, 2024, we received a staff determination letter (the “Determination Letter”) from Nasdaq notifying us that we had not regained compliance with the Minimum Bid Price Requirement by August 14, 2024, and are not eligible for a second 180-day period due to our failure to comply with the minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market. The Determination Letter has no immediate effect on the listing of the Company’s common shares on the Nasdaq Capital Market. We have filed a hearing request that automatically stays any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Nasdaq Hearing Panel (the “Panel”) following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel has the authority to grant an extension not to exceed 180 days from the date of the Determination Letter.

Notwithstanding the foregoing, the Panel might not grant the Company an additional extension period. Even if they do, we might never regain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, and if that occurs are common shares will be delisted from Nasdaq. Such a delisting would likely have a negative effect on the liquidity and market price of our common shares and may impair your ability to sell or purchase our common shares when you wish to do so.

If Nasdaq delists our common shares from trading on its exchange and we are not able to list our common shares on another national securities exchange, our common shares may be quoted on an over-the-counter market. However, if this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common shares are a “penny stock”, which will require brokers trading in such common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common shares;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our securities if our securities are de-listed from Nasdaq. Delisting would likely also reduce the visibility, liquidity and value of our securities, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our securities.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

We may not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of common shares determined according to the formula set forth in the pre-funded warrants. Accordingly, we may not receive any additional funds upon the exercise of the pre-funded warrants. Even if the remainder of the exercise price on the pre-funded warrants, $0.001, is paid in cash, such payment will be nominal and will not improve our ability to fund operations.

Holders of pre-funded warrants purchased in this offering will have no rights as common shareholders until such holders exercise their pre-funded warrants and acquire our common shares.

Until holders of pre-funded warrants acquire common shares upon exercise of such warrants, holders of pre-funded warrants will have no rights with respect to the common shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

We do not intend to pay dividends, and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends, and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common shares. There will therefore be fewer ways in which you are able to make a gain on your investment.

FINRA sales practice requirements may limit your ability to buy and sell our common shares, which could depress the price of our shares.

The Financial Industry Regulatory Authority (“FINRA”) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares and, thereby, depress their market prices.

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Our shareholder Investissement Québec beneficially owns a significant number of our common shares. Their interests may conflict with our shareholders, who may be unable to influence management and exercise control over our business.

As of the date of this prospectus, Investissement Québec beneficially owns approximately 31% of our common shares through the deemed ownership of common shares and the common shares underlying both Series B  Preferred Shares and common warrants that it may convert at any time. As a result, should Investissement Québec convert Series B  Preferred Shares and common warrants into common shares, Investissement Québec may be able to control or influence the outcome of matters submitted to the shareholders for vote in a manner that may conflict with other of our shareholders. Accordingly, other shareholders may be unable to influence management and exercise control over our business.

Volatility in our common shares price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Our shareholders may not have access to certain information they may deem important and are accustomed to receiving from U.S. reporting companies.

Additionally, if we fail to retain our status as a foreign private issuer, we will be required to report as a domestic issuer in the United States. Such a requirement would require us, among other matters, to report our financial statements in U.S. generally accepted accounting principles. Such an adjustment would require significant cost and would require our management to adapt to such U.S. domestic reporting standards with which they are not fully experienced.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our common shares less attractive as a result, there may be a less active trading market for such securities and their market prices may be more volatile.

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We incur significant costs as a result of being a public company, which costs will grow after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the first sale of common equity securities pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds US$700 million as of the prior February 28th, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an emerging growth company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we are, or were to become, a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, U.S. investors in the offered securities would be subject to certain adverse U.S. federal income tax consequences.

In general, a non-U.S. corporation will be a PFIC for any taxable year if (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. We do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, there can be no assurance that we will not be considered a PFIC for any taxable year. If we were a PFIC for any taxable year during which a U.S. investor held offered securities, such investor would be subject to certain adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, an additional interest charge on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. If we are characterized as a PFIC, a U.S. investor may be able to make a “mark-to-market” election with respect to the offered securities that would alleviate some of the adverse consequences of PFIC status. Although U.S. tax rules also permit a U.S. investor to make a “qualified electing fund” election with respect to the shares of a non-U.S. corporation that is a PFIC if the non-U.S. corporation provides certain information to its investors, we do not currently intend to provide the information that would be necessary for a U.S. investor to make a valid “qualified electing fund” election with respect to the offered securities.

A possible “short squeeze” due to a sudden increase in demand of our common shares that largely exceeds supply may lead to price volatility in our common shares.

Following this offering, investors may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of shares of our common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn, dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common shares that are not directly correlated to the performance or prospects of our company and once investors purchase the common shares necessary to cover their short position the price of our common shares may decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus may include, but are not limited to, statements and/or information related to: strategy, future operations, projected production capacity, projected sales or rentals, projected costs, expectations regarding demand and acceptance of our products, availability of material components, trends in the market in which we operate, plans and objectives of management.

We believe that we have based our forward-looking statements on reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Although management believes that the assumption and expectations reflected in such forward-looking statements are reasonable, we may have made misjudgments in preparing such forward-looking statements. Assumptions have been made regarding, among other things: our expected production capacity, labor costs and material costs, no material variations in the current regulatory environment and our ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled “Risk Factors”, “Description of Business” and elsewhere in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the year ended August 31, 2023 (the “Annual Report”), including all amendments thereto, as filed with the SEC, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. The forward-looking statements made herein and in the documents incorporated by reference herein relate only to events as of the date on which the statements are made.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements or we may have made misjudgments in the course of preparing the forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we incorporate by reference herein in addition to those documents we may file from time to time with the SEC.

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IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are considered a foreign private issuer. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States. The next date at which we will assess our status as a foreign private issuer is February 28, 2025, and if we deem that we are no longer a foreign private issuer, we will have to report as a U.S. domestic issuer beginning on September 1, 2025. Reporting as a U.S. domestic issuer will require significant expense and time of our management.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

The U.S. Congress passed the JOBS Act, which provides for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act, that qualify as “emerging growth companies.” We are an “emerging growth company” and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of US$1.235 billion (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company until August 31, 2026.

An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure in this prospectus; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than US$1.235 billion in annual revenue, have more than US$700 million in market value of our common shares held by non-affiliates or issue more than US$1 billion of non-convertible debt over a three-year period.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$5,000,000 assuming the sale of all of the common shares in this offering (and assuming we do not sell pre-funded warrants in this offering), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, based on as the assumed public offering price of US$2.47 per common share. If the underwriter exercises its over-allotment option in full, we estimate that the net proceeds to us from this offering will be approximately US$4,581,097, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. US$100,000 of the foregoing net proceeds from this offering may be used for payment to Joseph Gunnar & Co. LLC (“JGUN”) for its agreement to waive, for all purposes and in perpetuity, a “tail” and right of first refusal pursuant to that certain letter agreement dated December 13, 2023, by and between JGUN and the Company (the “Letter Agreement”). Pursuant to that waiver by JGUN, the Company must provide such payment upon the closing of a financing, such as the offering contained in this registration statement. The conditional waiver made pursuant to that Letter Agreement expires August 31, 2024, unless such waiver is made effective earlier.

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We expect to use the net proceeds from this offering for working capital and other general corporate purposes and prosecuting patent applications relating to our E-Motion™ electric powertrain technology. We may also use a portion of the net proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, however as of the date of this prospectus, no acquisition targets have been identified. We have not allocated specific amounts of net proceeds for any of these purposes.

Each US$0.10 increase (decrease) in the assumed public offering price of US$2.47 per common share would increase (decrease) net proceeds to us by approximately US$187,247 or US$215,334 if the underwriter exercises its over-allotment option in full, assuming the number of common shares we sell, as set forth on the cover page of this prospectus, remains the same, before deducting underwriting discounts and commissions and the estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 common shares offered by us would increase (decrease) the net proceeds to us by US$228,475 assuming the assumed public offering price remains the same and before deducting underwriting discounts and commissions.

DIVIDEND POLICY

To date, we have not paid any dividends on our outstanding common shares. The future payment of dividends will depend upon our financial requirements to fund further growth, our financial condition and other factors which our Board of Directors may consider in the circumstances. We do not contemplate paying any dividends in the immediate or foreseeable futures.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our unaudited capitalization as of May 31, 2024:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of 645,096 common shares since June 1, 2024 and the extinguishment of approximately $1.0 million of liabilities in connection with such issuances; and

●	on a pro forma as adjusted basis to further reflect the issuance and sale of 2,024,291 common shares by us in this offering based on an assumed offering price of US$2.47 per common share, equal to the closing price of our common shares on Nasdaq on August 30, 2024, for net proceeds of $5,244,420 after deducting underwriter fees and estimated offering expenses payable by us and assuming no pre-funded warrants are issued in this offering.

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Shareholders’ Equity	Actual (Unaudited)	Pro Forma (Unaudited)	Pro Forma as Adjusted (Unaudited)
Cash and Cash Equivalents	$341,308	$341,308	$5,585,728

Current portion of long-term debt	$61,642	$61,642	$61,642
Long-term debt	$138,017	$138,017	$138,017

Capital Stock: common shares, no par value per share, 825,039 common shares authorized, common shares outstanding on an actual basis, and 3,494,426 common shares outstanding on a pro forma as adjusted basis	$52,494,758	$53,824,758	$59,069,178
Contributed Surplus	$12,052,687	$12,052,687	$12,052,687
Accumulated other comprehensive income	$1,130,252	$1,130,252	$1,130,252
Retained Earnings/(Deficit)	$(61,956,734)	$(62,249,734)	$(62,249,734)
Total Shareholders’ Equity	$3,720,963	$4,757,963	$10,002,383
Total Capitalization and Indebtedness	$3,920,622	$4,957,622	$10,202,042

Shares outstanding prior to the offering is based on 1,470,135 common shares outstanding as of August 30, 2024, and excludes:

•	79,028 common shares issuable upon the exercise of outstanding options outstanding as of August 30, 2024 with a WAEP of US$55.81;

•	common shares underlying 2,350 Series A Preferred Shares;

•	common shares underlying (i) 3,000 Series B Preferred Shares and (ii) 190,477 warrants issued in relation thereto;

•	93,284 common shares underlying the underwriter warrants to be issued to the Underwriter in connection with this registered offering; and

•	207,411 common shares issuable upon exercise of other warrants outstanding as of August 30, 2024 with a WAEP of US$25.81.

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DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per common share included in the securities and the net tangible book value per common share after this offering. Dilution results because the offering price per common share included in the securities is substantially in excess of the book value per common share attributable to the existing shareholders for our presently outstanding common shares.

Net tangible book value represents the amount of our total consolidated tangible assets, which represent the amount of our total consolidated assets, excluding intangible assets, less total consolidated liabilities. Our historical net tangible book value as of May 31, 2024 was $1,607,452 in deficit, or $1.95 per common share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of outstanding common share as of May 31, 2024, adjusted for the 1 for 15 reverse stock split which occurred on August 22 , 2024.

After giving effect to the issuance of 645,096 common shares since June 1, 2024 and the extinguishment of approximately $1.0 million of liabilities in connection with such issuances (the “Post-May 31, 2024 Issuances”), our pro forma net tangible book value as of May 31, 2024 would have been approximately $0.6 million in deficit, or approximately -$0.41 per common share, based on 1,470,135 shares of common stock outstanding on a pro forma basis.

After giving effect to the Post-May 31, 2024 Issuances and the additional proceeds we will receive from this offering and the shares to be issued in connection therewith, our pro forma as adjusted net tangible book value as of May 31, 2024 would have been approximately $4.7 million, or approximately $1.34 per common share, based on 3,494,426 shares of common stock outstanding on a pro forma as adjusted basis.

Dilution is determined by subtracting pro forma as adjusted net tangible book value per shares from the assumed offering price of US$2.47 per common share (or $3.33 converted into Canadian dollars at US$1.00 = $1.3491, the high US$ to CAD exchange rate on August 30, 2024 as reported by the Bank of Canada) which is the last reported sale price of our common share on Nasdaq on August 30, 2024, and after deducting the underwriter’s fees and estimated offering expenses payable by us.

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Without taking into account any other changes in net tangible book value after May 31, 2024 other than to give effect to the Post-May 31, 2024 Issuances and the sale of the common shares offered in this offering, at an assumed offering price of US$2.47, which is the reported sale price of our common share on Nasdaq on August 30, 2024, after deducting the underwriter’s fees and estimated offering expenses payable by us and assuming the sales of all of the securities we are offering and no exercise of the pre-funded warrants, our pro forma as adjusted net tangible book value as of May 31, 2024 would have been approximately $5.0 million, or $1.42 per common share (or $5.9 million or $1.55 per common share, if the over-allotment option is exercised in full). This represents an immediate increase in net tangible book value of $1.62 per common share to the existing shareholders (or $1.76 if the over-allotment option is exercised in full) and an immediate dilution in net tangible book value of $1.91 per common share to investors purchasing securities in this offering (or $1.79 if the over-allotment option is exercised in full). The following table illustrates such dilution: The following table illustrates this dilution (excluding the exercise of the over-allotment option):

Assumed offering price per common share	$3.33
Net tangible book value per share as of May 31, 2024	$(1.95)
Pro forma as adjusted net tangible book value as of May 31, 2024	$(0.41)
Pro forma as adjusted net tangible book value per share after this offering	$1.34
Dilution per share to new investors in this offering	$1.99

The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing. The tables and discussion above are based on a total of 1,470,135 common shares issued and outstanding as of August 30, 2024.

To the extent that we issue additional common shares in the future, there will be further dilution to new investors participating in this offering.

COMPANY INFORMATION

History and Development of the Company

We were incorporated pursuant to the Business Corporations Act on August 27, 2012, under the name Riopel Marine Inc. On April 23, 2020, we changed our name to Vision Marine Technologies Inc. and our principal activity is the design, development and manufacturing of electric outboard powertrain systems and power boats and the renting of electric boats. We have five wholly-owned subsidiaries.

Our registered agent in the United States is Corporation Service Company. The address of Corporation Service Company is 251 Little Falls Drive, Wilmington, DE 19808.

Our principal executive offices are located at 730 Boulevard du Curé-Boivin, Boisbriand, Quebec J7G 2A7, Canada. Our phone number is 450-951-7009. Our website address is https://visionmarinetechnologies.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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BUSINESS OVERVIEW

General

We are in the business of designing and manufacturing electric outboard powertrain systems, power boats and related technology and the renting of electric boats. We believe that our electric outboard powertrain systems are significantly more efficient and powerful than those currently being offered in the market today. In particular, we have recorded powertrain efficiencies of more than 96%, well above the 54% efficiency that we recorded for our principal competitor’s product. Increases in powertrain efficiency allow for more power and range, both of which are highly desirable characteristics for consumers in the marketplace. Although our primary focus is on electric outboard powertrain technology, we will continue to design, manufacture and sell our high-performance, fully-electric boats to commercial and retail customers. According to Allied Market Research, the global electric boat market will reach US$16.6 billion in 2031 up significantly from US$5 billion in 2021, growing at a compound annual growth rate of 12.9% from 2022 to 2031.

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. Our technologies used in this powertrain system are designed to improve the efficiency of the outboard powertrain and, as a result, increase range and performance. We believe our approach in marketing and selling our powertrain technology to boat designers and manufacturers will enable us to leverage their distribution and servicing systems with minimal capital outlay. We expect our core intellectual property contained within our outboard electric powertrain systems to form the foundation for our future growth and for such systems to represent the majority of our revenue.

We continue to manufacture hand-crafted, highly durable, low maintenance, environmentally-friendly electric recreational powerboats. In our last two fiscal years 2023 and 2022, we manufactured 46 and 58 powerboats, respectively. We sell powerboats to retail customers and operators of rental fleets of powerboats through which we seek to build brand awareness. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We conduct our transactions directly to customers through our website or through a network of marinas, distributors and show rooms.

In an effort to improve air quality and protect local water habitats, cities and local municipalities are beginning to ban or restrict the use of gasoline- and diesel-powered boats from local waterways, lakes and rivers. For example, Teal Lake in Michigan, USA, bans the use of standard powerboat motors fueled by gasoline or diesel. This trend is beginning to take hold in other parts of the United States, including Washington state, which has provided clear examples of the harm that gasoline products cause on local waterways, and New Hampshire, where the Department of Safety has published restrictions on the use of gasoline and diesel-powered boats across its state.

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Intellectual Property

We regard our trademarks, patents, and technological know-how, proprietary technologies and other intellectual properties as critical to our success and competitiveness. We rely on a combination of patent and trademark law, trade secret protection, confidentiality agreements with employees and contractual restrictions on intellectual property and confidentiality clauses in our agreements with third parties to protect our intellectual property rights. In addition, under the agreements we enter into with our employees and consultants, they acknowledge that the intellectual property made by them in connection with their employment or consultancy with us is our property. We also regularly monitor any infringement or misappropriation of our intellectual property rights. We do not know whether any of our patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if granted, these pending patent applications might not provide us with adequate protection.

Patents

Below is a table, with footnotes, that includes our United States patent applications as of August 30, 2024:

Property No.	Patent title	Application Number and Filling Date	Application Type	Jurisdiction	Ownership Status(1)
1.	Cryptographic Authentication of Components In An Electric Vessel	18/644,961 filed April 24, 2024	Non-Provisional	United States	Vision Marine Technologies
2.	Controlling A Cooling System Water Intake Pump of An Electric Marine Vessel	18/650,274 filed April 30, 2024	Non-Provisional	United States	Vision Marine Technologies
3.	Implementing A Torque Fuse in An Electric Marine Propulsion System	18/656,061 filed May 6, 2024	Non-Provisional	United States	Vision Marine Technologies
4.	Battery Pack for An Electric Marine Vessel	18/664,377 filed May 15, 2024	Non-Provisional	United States	Vision Marine Technologies
5.	Responding To Detecting An Error Associated With One Or More Powertrain Components Of An Electric Vessel	18/679,675 filed May 31, 2024	Non-Provisional	United States	Vision Marine Technologies

(1)	The inventor of each of the five properties, Mr. Xavier Montagne our Chief Technology Officer has assigned each property to us pursuant to duly filed Notices of Recordation of Assignment with the United States Patent and Trademark Office.

Trademarks

We filed trademark applications with the Canadian Intellectual Property Office and the U.S. Patent and Trademark Office for our logo and the brand name “E-Motion”. We operate under the trade name “VISION MARINE TECHNOLOGIES”, but neither this name nor any of the names of the models of our boats are currently registered trademarks.

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This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Trademarks

We own or have filed the following United States trademark applications as of August 30, 2024, as noted below:

No.	Trademark	Owner	Country / Region	Application Number (s)	Application Date	Registration Number(s)	Registration Date	Notes
1.	E-MOTION	Vision Marine Technologies Inc.	United States	90714884	May 17, 2021	7215701	November 14, 2023
2.	PUGBOATS	Vision Marine Technologies Inc.	United States	98110317	July 31, 2023	-	-	Application suspended on April 17, 2024
4.	VISION MARINE	Vision Marine Technologies Inc.	United States	90008528	June 18, 2020		-

We own or have filed the following Canadian trademark applications as of August 30, 2024, as noted below:

No.	Trademark	Owner	Country / Region	Application Number (s)	Application Date	Registration Number(s)	Registration Date
1.	E-MOTION	Vision Marine Technologies Inc.	Canada	2106213	May 12, 2021	TMA1179146	May 10, 2023
2.	PUGBOATS	Vision Marine Technologies Inc.	Canada	2270151	July 18, 2023	-	-
3.	VISION MARINE TECHNOLOGIES SINCE 1995	Vision Marine Technologies Inc.	Canada	2033133	June 10, 2020	-	-
4.	VISION MARINE	Vision Marine Technologies Inc.	Canada	2033134	June 10, 2020	-	-

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Legal Proceedings

We are not involved in, or aware of, any legal or administrative proceedings contemplated or threatened against us by any governmental authority or any other party that would have a material adverse effect upon our company. As of the date of this prospectus, no director, officer or affiliate is a party adverse to us in any legal proceeding or has an adverse interest to us in any legal proceeding.

Employees

As of August 31, 2024, we employed a total of 20 people full-time. All of our employees were employed at our principal executive offices in Boisbriand, Québec, Newport, California and Fort Lauderdale, Florida. None of our employees are covered by a collective bargaining agreement.

The breakdown of full-time employees by main category of activity is as follows:

Number of
Employees
Activity	Full-Time
Administration	13
Manufacturing	7

Property, Plant and Equipment

Our manufacturing and office space is located in Boisbriand, Quebec, just outside of Montreal. This space is located in three adjacent units each under a separate lease with a related party. For details related to that transaction, please see “Related-Party Transactions”.

The first lease is for approximately 4,100 square feet, has a monthly rent of approximately $5,400 and expires on March 31, 2027. The second lease is for approximately 4,100 square feet, has a monthly rent of approximately $5,400 and expires on March 31, 2027. The third lease is for approximately 16,800 square feet, has a monthly rent of approximately $21,700 and expires on March 31, 2027. We consider our office and manufacturing space sufficient to meet our current needs and our needs for at least the next 12 months.

We lease a kiosk and three slips for our rental business at the Ventura Portside Marina in Ventura, California. In exchange for use of the space and common areas in the facility, we pay a monthly rent of approximately US$3,500. The lease expires in October 2024 and may be renewed at our discretion for an additional two-year period.

On October 1, 2021, we entered into a lease agreement with the developers of Waves at Dania Beach, Florida to rent office space as well as slip space for twenty-five electric boats, for monthly rent of approximately US$10,000, which lease expires on October 1, 2027. Monthly rent is payable upon the completion of the Dania Beach, Florida development, which as of the date of this prospectus is anticipated to be completed by February 2025.

We do not own any real property and do not lease any other properties.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

Our Articles of Incorporation are attached as an exhibit to the registration statement of which this prospectus forms a part. Our Articles of Incorporation provide that our company shall have a minimum of one (1) and a maximum of ten (10) directors.

Our Board of Directors (the “Board”) consists of five directors. Four of our five directors satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our directors are elected annually at each annual meeting of our company’s shareholders. The Board assesses potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors.

Our Board of Directors is responsible for appointing our company’s officers.

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Board Committees

On November 27, 2020, we established three committees under the Board of Directors: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee is governed by a charter approved by our Board of Directors.

Audit Committee

Our Audit Committee consists of Steve P. Barrenechea, Dr. Philippe Couillard and Luisa Ingargiola and is chaired by Ms. Ingargiola. Each member of the Audit Committee satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meets the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee Financial Expert is Luisa Ingargiola who qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

•	selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

•	discussing the annual audited financial statements with management and our independent registered public accounting firm;

•	annually reviewing and reassessing the adequacy of our Audit Committee charter;

•	meeting separately and periodically with the management and our independent registered public accounting firm;

•	reporting regularly to the full Board of Directors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

•	such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time.

Compensation Committee

Our Compensation Committee consists of Anthony Cassella, Steve P. Barrenechea and Luisa Ingargiola and is chaired by Mr. Barrenechea. Each of the Compensation Committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee is responsible for, among other things:

•	reviewing and approving to the Board with respect to the total compensation package for our most senior executive officers;

•	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

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•	reviewing and recommending to the Board with respect to the compensation of our directors;

•	reviewing periodically and approving any long-term incentive compensation or equity plans;

•	selecting compensation for consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Philippe Couillard, Luisa Ingargiola and Steve P. Barrenechea and is chaired by Dr. Couillard. Each member of the Nominating and Corporate Governance Committee satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers.

Name, Province/State and			Director/Officer
Country of Residence	Age	Position	Since
Alexandre Mongeon / Quebec, Canada	45	Chief Executive Officer and Director	August 2014

Xavier Montagne / Quebec, Canada	49	Chief Technology Officer and Chief Operating Officer	April 2021

Raffi Sossoyan / Quebec, Canada	53	Chief Financial Officer	March 2024

Anthony E. Cassella, Jr. / Florida, United States	54	Director	February 2024

Steve P. Barrenechea / California, United States	62	Director	September 2020

Luisa Ingargiola / Florida, United States	57	Director	September 2020

Dr. Phillipe Couillard / Quebec, Canada	66	Director	September 2023

Business Experience

The following summarizes the occupation and business experience during the past five years or more for our directors, and executive officers as of the date of this prospectus:

Alexandre Mongeon, -- Chief Executive Officer and Director

Alexandre Mongeon has been employed by us since 2014 as our Chief Executive Officer and is a director of our company. From 1999 to 2015, he imported high-performance boats from the United States to Canada. During much of the time between 1999 to 2016, he also worked as a designer and contractor for 91340489 QC and managed several new construction projects on the waterfront in and around Montreal. Mr. Mongeon is a graduate of the School of Construction in Laval, Quebec with a specialization in electricity.

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Xavier Montagne, -- Chief Technology Officer and Chief Operating Officer

Prior to joining us, Xavier Montagne was the CEO of Mac Engineering from 2015 to 2021. In the past six years, he has helped develop 12 marine prototypes and concept-cars. While there, Mr. Montagne was the electric powerline architect of the Renault Trezor Concept-car (reward of the best concept-car of the world in 2016), the technical designer of the Zoe E-sport race car driven by Alain Prost during Formula-E races 2016-2019, the real-time system expert for Defense Department (Agenium simulator, Thalès cameras, NATO Awacs Cobham scrambler), The Senior designer in low and high voltage batteries Forsee Power, SAFT, Renault and Peugeot in Europe, a power electric architect for Danfoss and Dana based projects, the technical supervisor for Rally Raid and Dakar race teams (France & NL) and the electric architect of the first 18-ton fully electric truck with 2-speed gearbox (Fábrica Nacional de Motores). Mr. Montagne received an electronic engineer diploma from Institut de Formation d'Ingénieurs en Techniques Électroniques de Paris.

Raffi Sossoyan, -- Chief Financial Officer

Raffi Sossoyan is a chartered professional accountant with over 25 years of multinational and multidisciplinary experience in various aspects of the accounting, finance, treasury, risk management and taxation functions. Prior to joining us, Mr. Sossoyan held positions with Velan, Inc., a Canadian multinational company listed on the Toronto Stock Exchange (TSX) from January 2010 to August 2018, and again from August 2021 to October 2023. At Velan Inc., Mr. Sossoyan most recently served as the Vice President of Corporate Treasury where he managed financial operations. Additionally, Mr. Sossoyan served as CFO at Valtech Fabrication, Inc. from 2018 to 2021 where he helped to drive worldwide sales. Since 2013, Mr. Sossoyan served on the board of directors of the Canadian Armenian Business Council, a non-profit corporation that serves and promotes the Armenian business community and all of its professionals in the Canadian and North American markets.

Steve P. Barrenechea -- Director

Steve Barrenechea is an accomplished entrepreneur and advisor, with over 30 years of primary hands on expertise covering the hospitality and renewable and alternative energy industries, with a focus on electric vehicles and battery technologies. Mr. Barrenechea has held numerous senior management and primary consulting positions with both public and private companies throughout his career, with particular emphasis in corporate governance, directorships, corporate development, investor relations, and early stage operations. He has in the past sat on the Board of Directors of The Creative Coalition (sponsors discussion of issues such as education policy, the role of media, campaign reform), Child Guidance Center of Connecticut, and The American Red Cross. Mr. Barrenechea holds a BBA in Economics from The Stern School, New York University.

Luisa Ingargiola -- Director

Luisa Ingargiola has served as Chief Financial Officer of Avalon GloboCare since 2017. From 2007 to 2016, Ms. Ingargiola served as Chief Financial Officer of MagneGas Corporation (and board member from 2016 to June 2018). Ms. Ingargiola currently serves as board member and audit committee chair of FTE Networks and ElectraMeccanica Vehicles Corp. She also serves as a board member for Globe Photos, Inc., Operation Transition Assistance Corporation and The JBF Foundation Worldwide. Ms. Ingargiola received her Bachelors of Science from Boston University and her Masters of Business Administration from the University of Florida.

Dr. Phillipe Couillard -- Director

From 2014 to 2018, Dr. Couillard served as the 31st Premier (First Minister) of Quebec. Prior to that, Dr. Couillard served as the Minister of Health for the province of Quebec from 2003 to 2008. Dr. Couillard also served as a Member of the National Assembly from 2003 to 2008 and from 2013 to 2018. Dr. Couillard is currently a member of various boards of directors, including the boards of the Atlantic Salmon Federation (2020-present), and Carebook Technologies Inc. (2020-present) (TSX-V: CRBK.V). Dr. Couillard was previously a member of the board of directors of the Canadian Cancer Society (2019-2023). Dr. Couillard began his career practicing neurosurgery internationally from 1985 to 2003. Dr. Couillard served as Chief Surgeon in the Department of Neurosurgery at the Hôpital Saint-Luc in Montréal from 1989 to 1992 and was chairman of surgery at the University of Sherbrooke from 1996 to 2003. Dr. Couillard also co-founded the Dhahran Department of Neurosurgery in Saudi Arabia, where he practiced from 1992 to 1996. Dr. Couillard received his medical degree in 1979 and completed his specialty training in neurosurgery in 1985 at the Université de Montréal.

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Anthony E. Cassella, Jr. -- Director

Mr. Cassella was appointed as the Executive Vice President Finance and Chief Accounting Officer of MarineMax, Inc. (NYSE: HZO) in February 2023. Over his 26-year career with MarineMax, Inc., Mr. Cassella has served in numerous positions including since February 2016 as Vice President of MarineMax, and since October 2014 as Chief Accounting Officer at which time he was appointed by MarineMax as an executive officer. Among his responsibilities at MarineMax, Mr. Cassella oversees key functions including finance, mergers and acquisitions, accounting, inventory, and treasury matters.

Executive Compensation for Our 2024 Fiscal Year

Executive Officers

The following table sets forth all annual and long-term compensation for services in all capacities to our Company during the fiscal periods indicated in respect of the executive officers set out below:

			Share-	Option-		Long		All
Named Executive			based	based	Incentive	term	Pension	Other	Total
Officer		Salary	awards	awards	Plan	Incentive	Value	Compensation	Compensation
and Principal Position	Year	($)	($)	($)	($)	Plan ($)	($)	($)	($)
Alexandre Mongeon	2024	655,764	Nil	Nil	Nil	Nil	Nil	Nil	655,764
Chief Executive Officer	2023	605,461	Nil	14,893	Nil	Nil	Nil	Nil	620,354
	2022	567,016	Nil	14,472	Nil	Nil	Nil	Nil	581,488
Xavier Montagne	2024	376,835	Nil	53,634	Nil	Nil	Nil	32,513	462,982
Chief Technology Officer & COO	2023	280,690	Nil	252,413	Nil	Nil	Nil	Nil	533,103
	2022	229,804	Nil	883,703	Nil	Nil	Nil	Nil	1,113,507
Raffi Sossoyan (1)	2024	308,200	50,000	Nil	Nil	Nil	Nil	23,850	382,050
Chief Financial Officer	2023	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2022	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Patrick Bobby (2)	2024	238,846	Nil	Nil	Nil	Nil	Nil	Nil	238,846
Former President of Special Operations	2023	400,000	Nil	14,893	Nil	Nil	Nil	Nil	414,893
	2022	411,472	Nil	14,472	Nil	Nil	Nil	Nil	425,944
Kulwant Sandher (3)	2024	200,255	Nil	Nil	Nil	Nil	Nil	Nil	200,255
Former Chief Financial Officer	2023	380,533	Nil	14,893	Nil	Nil	Nil	Nil	395,426
	2022	328,790	Nil	14,472	Nil	Nil	Nil	Nil	343,262

(1)	Raffi Sossoyan became Chief Financial Officer of the Company effective March 1, 2024.
(2)	Patrick Bobby resigned as a director and President of Special Operations of the Company effective April 16, 2024. The amounts in the table above include his compensation received from the Company up to that date.
(3)	Kulwant Sandher resigned as Chief Financial Officer of the Company effective February 29, 2024. The amounts in the table above include his compensation received from the Company up to that date.

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Directors

The following table sets forth the value of all compensation paid to the directors, excluding Alexandre Mongeon and Patrick Bobby who are paid as officers and not as directors, during the fiscal years ended August 31, 2024 and 2023:

		Fees	Share-based	Option-based	Plan	Pension	All other
	Fiscal	earned	awards	awards	compensation	value	compensation	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Steve P. Barrenechea	2024	62,727	23,673	Nil	Nil	Nil	Nil	86,400
	2023	184,895	51,925	42,552	Nil	Nil	Nil	279,372
Anthony Cassella(1)	2024	18,061	24,464	47,379	Nil	Nil	Nil	89,904
	2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Philippe Couillard(2)	2024	76,275	Nil	40,125	Nil	Nil	Nil	116,400
	2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Luisa Ingargiola	2024	62,727	23,673	Nil	Nil	Nil	Nil	86,400
	2023	66,032	51,925	42,552	Nil	Nil	Nil	160,509
Carter Murray(3)	2024	Nil	Nil	Nil	Nil	Nil	112,500	112,500
	2023	Nil	Nil	Nil	Nil	Nil	127,705	127,705
Mario Saucier(4)	2024	45,181	4,069	Nil	Nil	Nil	6,899	56,149
	2023	58,286	43,811	Nil	Nil	Nil	Nil	102,097

(1)	On January 26, 2024, the Board appointed Mr. Anthony Cassella as a member of the Board.
(2)	On September 8, 2023, the Board appointed Dr. Philippe Couillard as a member of the Board.
(3)	On April 2, 2024, Mr. Carter Murray resigned as a member of the Board.
(4)	On March 26, 2024, Mr. Mario Saucier resigned as a member of the Board.

New Executive Compensation Arrangements

In our 2024 fiscal year, we entered into an Executive Compensation Agreement with our Chief Financial Officer and amended the Executive Compensation Agreement that we entered into with our Chief Executive Officer.

Executive Compensation Agreement with Mr. Sossoyan

On March 1, 2024, we entered into an Executive Compensation Agreement with Raffi Sossoyan, our Chief Financial Officer (the “Sossoyan Agreement”), which replaced our prior Employment Agreement with him of September 2023. Pursuant to the terms and provisions of the Sossoyan Agreement: (a) Mr. Sossoyan is appointed as our Chief Financial Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Sossoyan a gross annual net salary of $260,000 (the “Annual Base Salary”); (c) pay Mr. Sossoyan a signing bonus of $50,000 payable in our common shares conditional upon his remaining in our service for a minimum of 12 months, (d) provide Mr. Sossoyan with employee benefits, if and when such benefits have been adopted by us, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); (e) Mr. Sossoyan is eligible to receive a discretionary bonus of up to 25% of his Annual Base Salary; and (e) Mr. Sossoyan will be entitled to five weeks’ paid annual vacation per calendar year.

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We may terminate the employment of Mr. Sossoyan under the Sossoyan Agreement without any notice or any payment in lieu of notice for a serious reason. Mr. Sossoyan may terminate his employment under the Sossoyan Agreement for any reason by providing not less than 60 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Sossoyan will terminate upon the death of Mr. Sossoyan. Upon the death of Mr. Sossoyan during the continuance of the Sossoyan Agreement, we will provide Mr. Sossoyan’s estate with (a) payment of any unpaid portion of his Annual Base Salary through the date of his death and (b) payment of any fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan or any other employee benefit plan or program.

Amended Executive Compensation Agreement with Mr. Mongeon

On February 27, 2024, we entered into an Amending Agreement to the Executive Compensation Agreement with Alexandre Mongeon, our Chief Executive Officer (the “Amending Agreement”) which was originally entered into on March 1, 2021. In addition to maintaining the terms and provisions of the original Executive Compensation Agreement, the Amending Agreement provides to Mr. Mongeon share-based compensation of up to 40,000 restricted common shares of the Company conditional upon the Company achieving certain levels of market capitalization value for a 21-day period, starting at $100,000,000. The Amending Agreement also provides Mr. Mongeon with up to $750,000 in cash bonuses conditional upon the Company achieving certain levels of earnings before interest, taxes, depreciation and amortization in a fiscal year, starting at $10,000,000.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Term of Office

Each director of our company is to serve for a term of one year ending on the date of the subsequent annual meeting of shareholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our Board of Directors appoints our officers and each officer is to serve until his successor is appointed and qualified or until his or her death, resignation or removal.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers have been the subject of the following events:

1.	a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	engaging in any type of business practice; or

iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

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4.	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.	was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.	was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	any federal or state securities or commodities law or regulation; or

ii)	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board has determined that the following directors are “independent” within the meaning of the corporate governance standards of Nasdaq Rule 5605 and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act: Anthony E. Cassella, Jr., Steve P. Barrenechea, Luisa Ingargiola and Dr. Phillipe Couillard. As such directors do not have a direct or indirect material relationship with our company. A material relationship is a relationship which could, in the view of our Board of Directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to our directors, officers and other employees.

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PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common shares as of August 30, 2024 by (a) each shareholder who is known to us to own beneficially 5% or more of our outstanding common shares; (b) all our directors; (c) all our executive officers, and (d) all our executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common shares, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common shares.

				Percentage of
		Percentage of		Common Shares
	Common Shares	Common Shares		Beneficially
	Beneficially	Beneficially		Owned After
Name	Owned (1)	Owned (2)		Offering(8)
Directors and Executive Officers:
Alexandre Mongeon, Chief Executive Officer, Director (3)	97,523	6.6%		2.8%
Xavier Montagne, Chief Technology Officer and Chief Operating Officer(4)	11,182	*	%	*	%
Raffi Sossoyan, Chief Financial Officer	3,740	*	%	*	%
Steve P. Barrenechea, Director (5)	5,959	*	%	*	%
Luisa Ingargiola, Director (5)	5,959	*	%	*	%
Dr. Phillipe Couillard, Director(6)	3,334	*	%	*	%
Anthony E. Cassella, Jr., Director(7)	2,756	*	%	*	%
All Directors and Executive Officers as a Group (Seven Persons)	130,453	8.7%		3.7%
Other 5% or more Shareholders:
Patrick Bobby, Former President of Special Operations (9)	77,076	5.2%		2.2%
Investissement Québec(10)	857,144	36.8%		19.7%

*	Under 1%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on August 30, 2024. Holders of shares of our Series A Preferred Shares are subject to restrictions upon conversion and exercise of those securities including certain of our option securities that prevent holders of those securities from owning more than 4.99% of our common shares. The table accounts for such limitations.

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(2)	The percentage is calculated based on (i) 1,470,135 common shares that were outstanding as of August 30, 2024 and (ii) common shares deemed to be beneficially owned by such person or group if the person or group has the right to acquire the common shares within 60 days of the date as of which the information is provided.

(3)	Includes 5,725 common shares underlying options that have vested or will vest within the next 60 days.

(4)	Includes 9,182 common shares underlying options that have vested or will vest within the next 60 days.

(5)	Includes 4,000 common shares underlying options that have vested or will vest within the next 60 days.

(6)	Includes 3,334 common shares underlying options that have vested or will vest within the next 60 days.

(7)	Includes 2,502 common shares underlying options that have vested or will vest within the next 60 days.

(8)	Estimated with the assumption that only the common shares offered under this prospectus are issued as set out on the cover page hereto and assuming that we sell no pre-funded warrants in this offering.

(9)	Includes 5,725 common shares underlying options that have vested or will vest within the next 60 days.

(10)	All of which are common shares underlying the Series B Preferred Shares and common warrants that may be converted or exercised at any time at a conversion/exercise price of US$4.50.

The information as to shares beneficially owned, not being within our knowledge, has been furnished by each of our officers and directors, all directors and executive officers as a group, and each person who is known to us to own beneficially more than 5% of our common shares.

As of August 30, 2024, we had outstanding 2,350 Series A Preferred Shares. The table above does not reflect any common shares underlying such securities as the security holders are barred from converting or exercising such securities if doing so would result in the security holder beneficially owning 4.99% of our outstanding common shares.

As of August 30, 2024, we had outstanding (i) 3,000 Series B Preferred Shares, and (ii) 190,477 common warrants issued in connection with such Series B Preferred Shares.

As of August 30, 2024 , there were 20 holders of record of our common shares in the United States.

RELATED-PARTY TRANSACTIONS

In addition to employment and consulting agreements described elsewhere in this prospectus,  the following summarizes those of transactions since December 31, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $25,000, and in which any of our directors, executive officers or who beneficial owners of our common shares who own more than 10% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest:

•	In February 2021, we acquired intellectual property from Mac Engineering, SASU for $1,035,070. At the time of the acquisition, Mac Engineering, SASU was not a related party, but immediately upon the acquisition the Chief Executive Officer and sole shareholder of Mac Engineering, SASU became our Chief Technology Officer and he subsequently became our Chief Operating Officer;

•	We sold $101,684 of boats, parts, services and other items to EBR in our 2021 fiscal year and $84,149 for that portion of our 2022 fiscal year prior to acquiring EBR. Our Chief Executive Officer was an affiliate of EBR at the time of those sales. There was no written agreement for any of these sales;

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•	We entered into an agreement with Montana Strategies Inc., wholly owned corporation of Philippe Pellerin a related party who operated our rental business in the United States (prior to the sale of EBR) to rent a forklift truck in connection with EBRs operations pursuant to which we paid $29,059 and $62,462 in the 2023 and 2022 fiscal years, respectively. As of the date of this prospectus, this agreement has been terminated; and

•	On April 25, 2024, we sold 100% of the shares of EBR, which previously facilitated our electric boat rental operations located in Newport Beach, California, to Stratégies EB Inc. for $1,089,302. At the time of the sale, Stratégies EB Inc. was a related party because its controlling shareholder was a member of management of EBR prior to its sale.

The following advances from related parties are non-interest bearing and have no specified terms of repayment. As of May 31, 2024, the amounts due to and from related parties are as follows:

As of May 31,
2024
$
Share subscription receivable
9335-1427 Quebec Inc.(1)	25,000
Alexandre Mongeon(2)	14,200
39,200

Current advances to related party
Alexandre Mongeon(2)	17,284

Amounts due to related parties included in trade and other payable
Alexandre Mongeon(2)	10,769
Patrick Bobby(3)	-
Kulwant Sandher(4)	-
Xavier Montagne(5)	5,808
Raffi Sossoyan(6)	5,750
California Electric Boat Company Inc.(7)	96,027
Mac Engineering, SASU(8)	61,247
179,601

The following table summarizes our related party transactions for the years ended August 31, 2023, 2022 and 2021 and for the nine-month period ended May 31, 2024:

	May 31, 2024	August 31, 2023	August 31, 2022	August 31, 2021
	$	$	$	$
Revenues
Sales of boats
EB Rental Ltd.(9) [prior to June 3, 2021]	—	—	—	84,149
Patrick Bobby(3)				—
Sale of parts and boat maintenance
EB Rental Ltd.(9) [prior to June 3, 2021]	—	—	—	40,310

Expenses
Cost of sales
EB Rental Ltd.(9) [prior to June 3, 2021]	—	—	—	11,444

Research and Development
9335-1427 Quebec Inc.(1)	—	—	—	75,020
Mac Engineering, SASU(8)	1,646,738	545,892	666,178	176,500

Travel and entertainment
EB Rental Ltd.(9) [prior to June 3, 2021]	—	—	—	8,926

Advertising and promotion	—
EB Rental Ltd.(9) [prior to June 3, 2021]		—	—	11,245
	—
Office salaries and benefits
Montana Strategies Inc.(11)	—	29,059	62,462	—

(1)	Mr. Alexandre Mongeon and Mr. Patrick Bobby, former and current officers and directors of the Company, have joint control and dipositive power over 9335-1427 Quebec Inc.
(2)	Mr. Alexandre Mongeon is chief executive officer of the Company.
(3)	Mr. Patrick Bobby is a former director of the Company.
(4)	Mr. Kulwant Sandher is a former chief financial officer of the Company.
(5)	Mr. Xavier Montagne is the chief technology officer and chief operating officer of the Company.
(6)	Mr. Raffi Sossoyan is the Chief Financial Officer of the Company.
(7)	Mr. Alexandre Mongeon, our chief executive officer has control over California Electric Boat Company Inc.
(8)	Mr. Alexandre Mongeon and Mr. Xavier Montagne, current officers and directors of the Company, have joint control and dipositive power over Mac Engineering, SASU.
(9)	Prior to June 3, 2021, the Company and EBR were related through common ownership.
(10)	Prior to June 3, 2021, the Company and 7858078 Canada Inc. were related through common ownership.
(11)	Prior to June 3, 2021, Montana Strategies Inc. was a wholly owned corporation of Philippe Pellerin a related party who operated our rental business in the United States (prior to the sale of EBR).

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The Company leases its Boisbriand premises from California Electric Boat Company Inc., an entity controlled by Alexandre Mongeon with a right-of-use of assets as at August 31, 2023 of $1,270,955 (August 31, 2022 – $889,866) and a lease liability of $1,395,732 (August 31, 2022 – $971,399).

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F and Form 20-F/A for the year ended August 31, 2023, filed on November 29, 2023 and April 5, 2024 respectively, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since August 31, 2023.

MARKET FOR OUR SECURITIES

Our common shares are presently quoted on the Nasdaq Capital Market under the symbol “VMAR”. As of August 30, 2024, the last reported sale price of our common share on the Nasdaq Capital Market was US$2.47 per share. The market for our common shares is limited and may become volatile and sporadic. There is no market for our pre-funded warrants, and we do not intend to apply for or create any such market for such pre-funded warrants.

Holders

As of August 30, 2024, the registrar and transfer agent for our common shares reported that there were 1,470,135 common shares issued and outstanding. 207,208 of our common shares were registered to 16 shareholders in Canada, one of which is CDS & Co., which is a nominee of the Canadian Depository for Securities Limited. 1,022,853 of our common shares were registered to residents of the United States, including 664,483 shares registered to CEDE & Co., which is a nominee of the Depository Trust Company.

Dividends

We have not declared any common share dividends to date. We have no present intention of paying any cash dividends on our common shares in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, is within the discretion of our Board of Directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other relevant factors. There are no material restrictions in our Articles of Incorporation and By-laws that restrict us from declaring dividends.

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ARTICLES OF INCORPORATION OF OUR COMPANY

Our company was incorporated under the laws of the Province of Québec, Canada on August 27, 2012, under the name Riopel Marine, Inc. We amended our Articles of Incorporation on April 22, 2020, to change our name to Vision Marine Technologies Inc. and filed certificates of amendment on January 20, 2020 to modify classes of common shares, and on (i) September 30, 2022, (ii) December 13, 2023, and (iii) January 15, 2024, to create new classes of preferred shares. The following is a description of certain sections of our Articles of Incorporation, as amended, and as modified by our By-laws.

Remuneration of Directors

Our directors are entitled to remuneration for acting as directors as the directors may from time to time determine. Unless otherwise provided for in a unanimous shareholder’s agreement, the board Directors fixes, from time to time, by resolution, the remuneration of the directors. In addition, the Board of Directors may, by resolution, grant special compensation to a director who performs a specific or additional mandate on behalf of the Company. Directors also have the right to be reimbursed for travel expenses and all reasonable costs and expenses incurred in the exercise of their duties.

Number of Directors

Our Articles of Incorporation provide for a minimum of one and a maximum of ten directors. The Board is composed of the fixed number of directors, between these minimum and maximum numbers, determined by resolution of the Board, or failing that by shareholder resolution.  An amendment to the Articles of Incorporation which reduces the number of directors does not end the mandate of the directors in office.

Directors

Our directors are elected each year at the annual shareholders’ meeting. The election of a director is made by plurality of votes; the candidates who collect the greatest number of votes are elected in descending order, up to the number of positions to be filled. Our Articles provide that the Board may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed the fixed or maximum number of directors provided for by the Articles of Incorporation.

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Authorized Capital

Our Certificate of Incorporation, as amended by our Articles of Amendment, provides that our authorized capital consists of two classes of shares, (1) an unlimited number of common shares without par value, issuable in four series, of which an unlimited number are designated as voting common shares – Series Founder, an unlimited number are designated as voting common shares – Series Investor 1, an unlimited number are designated as voting common shares – Series Investor 2 and an unlimited number are designated as non-voting common shares; (2) an unlimited number of preferred shares without par value, issuable in one (1) or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors and holders of Preferred Shares shall be entitled to receive from the amounts which the Company may set aside for the payment of dividends; (3) 6,000 Series A Preferred Shares with a stated value of US$1,000 per share and are convertible into common shares at the election of the holder of the Series A Preferred Shares at any time at a price of US$4.50 per share, subject to adjustment. The Series A Preferred Shares rank senior to the common shares but retain no voting rights and are convertible at the election of a holder into that number of common shares determined by dividing the series A stated value (plus any and all other amounts which may be owing in connection therewith) by the Set Price, subject to certain beneficial ownership limitations which prohibit any holder from converting into an amount of common shares that would cause such holder to beneficially own more than 4.99% of the then outstanding common shares). On the one-year anniversary of the original issuance date, the Series A Preferred Shares will automatically convert into common shares at the lesser of: (y) the then Set Price and (z) 80% of the volume-weighted average price of our common shares during the five trading days ending on, and including, such date; and (4) 3,000 Series B Preferred Shares with a stated value of US$1,000 per share and are convertible into common shares at the election of the holder of Series B Preferred Shares at any time at a price of US$4.50 per share, subject to adjustment. The Series B Preferred Shares rank senior to the common shares but retain no voting rights and are convertible at the election of a holder into that number of common shares determined by dividing the Series B Stated Value (plus any and all other amounts which may be owing in connection therewith) by the Series B Set Price. On the one-year anniversary of the original issuance date, the Series B Preferred Shares will automatically convert into common shares at the lesser of: (y) the then Series B Set Price and (z) 80% of the volume-weighted average price of our common shares during the five trading days ending on, and including, such date.

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Rights, Preferences and Restrictions Attaching to Our Shares

Our voting common shares, subject to the Business Corporations Act, are entitled to the following rights, privileges, restrictions and conditions attaching to our voting common shares:

•	the right to vote at every shareholders’ meeting and receive a notice of meeting;

•	each shareholder has one vote per share during the meeting;

•	voting common shares carry the right to receive any dividend; and

•	voting common shares have the right to share the remainder of the assets in the event of the liquidation or dissolution of the Company.

Our non-voting common shares, subject to the Business Corporations Act, are entitled to the following rights, privileges, restrictions and conditions attaching to our non-voting common shares:

•	non-voting common shares do not carry the right to vote at shareholder meetings or to receive notice of such meetings;

•	non-voting common shares carry the right to receive any dividend; and

•	non-voting common shares have the right to share the remainder of the assets in the event of the liquidation or dissolution of the Corporation.

Our preferred shares as of the date of this prospectus, inclusive of our Series A Preferred Shares and Series B Preferred Shares, subject to the Business Corporations Act, are entitled to the following rights, privileges, restrictions and conditions:

•	Preferred shares, Series A Preferred Shares and Series B Preferred Shares do not carry the right to vote at shareholder meetings or to receive notice of such meetings;

•	Preferred shares, Series A Preferred Shares and Series B Preferred Shares shall be entitled to preference over the common shares of the Company and over any other shares of the Company ranking junior to the Preferred Shares with respect to the payment of any dividend; and

•	Preferred shares, Series A Preferred Shares and Series B Preferred Shares shall be entitled to preference over the common shares of the Company and over any other shares of the Company ranking junior to the Preferred Shares to share the remainder of the assets in the event of the liquidation or dissolution of the Company.

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Shareholder Meetings

The Business Corporations Act provides that: (i) the corporation must hold an annual meeting of shareholders; if necessary, it can hold one or more special shareholder’s meetings; (ii) shareholders’ meeting may be held in Quebec, in any place chosen by the Board of Directors, or may be held at a location outside Quebec if the Articles of Incorporation allow it, or if all the shareholders entitled to vote agree; (iii) an annual meeting must be held within 18 months of the incorporation of the Company and, thereafter, within 15 months of the previous annual meeting; (iv) the Board of Directors may at any time call a special meeting; (v) shareholders holding at least 10% of the shares giving the right to vote at the special meeting requested to be convened may, by means of a notice, request the Board of Directors to convene a special meeting for the purposes set out in their request.

Pursuant to Article 12 of our By-laws, a shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so by any means, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; each shareholder participating by such means shall be deemed to be present at the meeting.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

Vision Marine Technologies Inc. is incorporated pursuant to the laws of the Province of Quebec, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See “Certain Canadian Federal Income Tax Considerations For Non-Canadian Holders,” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our company on the right of a non-resident to hold or vote common shares of our company. However, the Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire common shares of our company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Innovation, Science and Economic Development (the “Minister”), is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our company for the purposes of the Investment Act through the acquisition of common shares if the non-Canadian acquired a majority of the common shares of our company.

Further, the acquisition of less than a majority but one-third or more of the common shares of our company would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, our company was not controlled in fact by the acquirer through the ownership of common shares.

For a direct acquisition that would result in an acquisition of control of our company, subject to the exception for “WTO-investors” that are controlled by persons who are resident in World Trade Organization (“WTO”) member nations, a proposed investment would be reviewable where the value of the acquired assets is $5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, where the value of the acquired assets is less than $5 million.

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For a proposed indirect acquisition by an investor other than a so-called WTO investor that would result in an acquisition of control of our company through the acquisition of a non-Canadian parent entity, the investment would be reviewable where the value of the assets of the entity carrying on the Canadian business, and of all other entities in Canada, the control of which is acquired, directly or indirectly is $50 million or more. The threshold is reduced to $5 million or more for a direct acquisition of control of the company by a non-WTO investor.

In the case of a direct acquisition by or from a “WTO investor”, the threshold is significantly higher. An investment in common shares of our company by a WTO investor would be reviewable only if it was an investment to acquire control of the company and the enterprise value of the assets of the company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. This amount is currently $1.075 billion (unless the WTO member is party to one of a list of certain free trade agreements, in which case the amount is currently $1.613 billion); beginning January 1, 2019, both thresholds will be adjusted annually by a GDP (Gross Domestic Product) based index.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Minister has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Act. To date, there is neither legislation nor guidelines published, or anticipated to be published, on the meaning of “injurious to national security.” Discussions with government officials suggest that very few investment proposals will cause a review under these new sections. In 2016, the government of Canada released a set of guidelines for the national security review process. The guidelines state that, in assessing a proposed investment under the national security provisions of the Investment Act, the nature of the asset or business activities and the parties, including the potential for third party influence, involved in the transaction will be considered. The guidelines also provide a list of factors that may be taken into account to determine whether a review of an investment on national security grounds will be conducted.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to common shares of our company are exempt from the Investment Act, including:

(a)	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities,

(b)	the acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, and

(c)	the acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of common shares, remained unchanged.

TAXATION

Canadian Federal Income Tax Considerations for Non-Canadian Holders

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, offered securities pursuant to this offering and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations, or, collectively, the Canadian Tax Act, (1) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (2) deals at arm’s length with us; (3) is not affiliated with us; (4) does not use or hold, and is not deemed to use or hold, offered securities in a business carried on in Canada; (5) has not entered into, with respect to the offered securities, a “derivative forward agreement” as that term is defined in the Canadian Tax Act and (6) holds the offered securities as capital property (a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere.

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This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended, or the Canada-U.S. Tax Treaty, publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof the (“Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the Canadian federal income tax consequences to any particular Non-Canadian Holder or prospective Non-Canadian Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult with their own tax advisors for advice with respect to their own particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the offered securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of all of the issued voting shares). We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account. Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of an offered security, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless (i) the offered securities are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition; and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

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Generally, the offered securities will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the offered securities are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes Nasdaq unless at any particular time during the 60-month period that ends at that time:

•	at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and

•	more than 50% of the fair market value of the offered securities was derived, directly or indirectly, from one or any combination of : (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, offered securities could be deemed to be “taxable Canadian property.”

A Non-Canadian Holder’s capital gain (or capital loss) of a disposition or deemed disposition of offered securities that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Canadian Tax Act) generally will be computed and taxed as though the Non-Canadian Holder were a resident of Canada for purposes of the Canadian Tax Act. Such Non-Canadian Holder may be required to report the disposition or deemed disposition of offered securities by filing a tax return in accordance with the Canadian Tax Act. Non-Canadian Holders whose offered securities may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of the offered securities by a U.S. holder (as defined below) that holds offered securities as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold their offered securities as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of the offered securities.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of offered securities that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

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If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of offered securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding offered securities and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in the offered securities.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Offered Securities” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our common shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) our common shares are readily tradable on an established securities market in the United States, (2) we are neither a passive foreign investment company (as discussed below) nor treated as such with respect to the U.S. Holder for our taxable year in which the dividend is paid or the preceding taxable year, (3) the U.S. Holder satisfies certain holding period requirements, and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Under IRS authority, common shares generally are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market, as our common shares are expected to be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

Sale or Other Disposition of Offered Securities

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of offered securities in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such offered security. Any capital gain or loss will be long-term if the offered securities have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. U.S. holders are advised to consult its tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of offered securities.

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Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the common shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of common shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the common shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income; and

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election. Since we plan to have our common shares listed on the Nasdaq, and provided that the common shares will be regularly traded on the Nasdaq, a U.S. holder holds common shares will be eligible to make a mark-to-market election if we are or were to become a PFIC. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of common shares held at the end of the taxable year over the adjusted tax basis of such common shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the common shares over the fair market value of such common shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the common shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the common shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our common shares may continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

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We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

Dividends that we pay on our common shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. holder owns our common shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-

Treatment of Pre-Funded Warrants

Although not free from doubt, a pre-funded warrant should be treated as a share of our common shares for U.S. federal income tax purposes, and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common shares, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant (except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear) and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common shares received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common shares received upon exercise, increased by the exercise price of $0.001. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including alternative characterizations).

Information Reporting

Certain U.S. holders may be required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of offered securities. Each U.S. holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE OFFERED SECURITIES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital. This summary is not complete and you should review our Articles of Incorporation and the Modifications to Certificate, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the below share capital.

Common Shares

The description of our common shares under the section “Articles of Incorporation of our Company” in this prospectus is incorporated herein by reference.

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Series A Convertible Preferred Shares

The following summary of certain terms and provisions of our Series A Preferred Shares are subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our Modification to Certificate incorporated by reference herewith.

General. Our certificate of incorporation authorizes our Board of Directors to issue an unlimited number of our preferred shares, no par value in one (1) or more series, each series to consist of such number of shares as may before issuance thereof. Subject to the limitations prescribed by our articles of incorporation, our Board of Directors is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our Board of Directors has designated 6,000 shares of preferred shares as Series A Preferred Shares. As issued, each share of Series A Preferred Shares is validly issued, fully paid and non-assessable.

Rank. The Series A Shares rank senior to our common shares to the extent of its liquidation preference of US$1,000 per share (the “Stated Value”).

Conversion and Automatic Conversion. Each Series A Preferred Share is convertible into our common shares (subject to adjustment as provided in the related certificate of designation of preferences) at any time at the option of the holder, into that number of common shares determined by dividing the sum of the Stated Value of such Series A Preferred Shares by the conversion price of US$4.50 (the “Set Price”). On the one-year anniversary of the original issuance date, the Series A Preferred Shares will automatically convert into common shares at the lesser of: (y) US$4.50 and (z) 80% of the average volume-weighted average price of our common shares during the five trading days ending on, and including, such date. In no event shall the conversion price for the Series A Preferred Shares be less than US$4.50, subject to adjustment herein.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary (the “Liquidation Event”), holders of the Series A Preferred then outstanding shall be entitled to participate on an as-converted-to-common share basis (without giving effect to the 4.99% beneficial ownership limitation) with holders of common shares in any distribution of assets of the Company to the holders of the common shares.

Voting Rights. Holders of Series A Preferred Shares retain no voting rights.

Dividends. Each share of Series A Preferred Shares shall be entitled to receive, except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7 of the Modification to Certificate, holders of the Series A Preferred Shares shall be entitled to receive, and the Company shall pay, dividends on Series A Preferred Shares equal (on an as-if- converted-to-common-shares basis (without giving effect to the 4.99% beneficial ownership limitation)) to and in the same form as dividends actually paid on common shares when, as and if such dividends are paid on the common shares. Other than as set forth in the previous sentence, no other dividends shall be paid on Series A Preferred Shares, and the Company shall pay no dividends (other than dividends in the form of common shares) on common shares unless it simultaneously complies with the previous sentence.

Certain Adjustments. The Set Price of the Series A Preferred Shares is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common shares. Additionally, if the Company sells or issues any common shares or common share equivalents at a price per share less than the Set Price (a “Lower-Price Issuance”) in connection with a financing, then the Set Price shall be reduced to equal the greater of the (i) Lower-Price Issuance and (ii) floor price of US$4.50. Such adjustment shall be made whenever a Lower-Price Issuance occurs.

Forced Conversion. The Company has the right to deliver a written notice to all holders of the Series A Preferred to cause each holder of Series A Preferred Shares to convert all or part of such holder's Series A Preferred Shares (a "Forced Conversion Notice") on the one-year anniversary of the original issue date of the Series A Preferred Shares (as specified in such Forced Conversion Notice) plus all liquidated damages and other amounts due in respect of the Series A Preferred.

On December 21, 2023, the Company issued 3,000 Series A Preferred Shares, and currently we have 2,350 Series A Preferred Shares issued and outstanding.

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Series B Convertible Preferred Shares

The following summary of certain terms and provisions of our Series B Preferred Shares is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our Modification to Certificate attached as Exhibit 3.6 hereto.

General. Our certificate of incorporation authorizes our Board of Directors to issue an unlimited number of our preferred shares, no par value in one (1) or more series, each series to consist of such number of shares as may before issuance thereof. Subject to the limitations prescribed by our articles of incorporation, our Board of Directors is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our Board of Directors has designated 3,000 Series B Preferred Shares. As issued, each share of Series B Preferred Shares is validly issued, fully paid and non-assessable.

Rank. The Series B Preferred Shares rank senior to our common shares to the extent of its liquidation preference of US$1,000 per share (the “Series B Stated Value”).

Conversion and Automatic Conversion. Each Series B Preferred Share is convertible into our common shares (subject to adjustment as provided in the related certificate of designation of preferences) at any time at the option of the holder, into that number of common shares determined by dividing the sum of the Series B Stated Value of such Series B Preferred Share by the conversion price of US$4.50 (the “Series B Set Price”). On the one-year anniversary of the original issuance date, the Series B Preferred Shares will automatically convert into common shares at the lesser of: (y) US$4.50 and (z) 80% of the average volume-weighted average price of our common shares during the five trading days ending on, and including, such date. In no event shall the conversion price for the Series B Preferred Shares be less than US$4.50, subject to adjustment herein.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary (the “Liquidation Event”), holders of the Series B Preferred Shares then outstanding shall be entitled to participate on an as-converted-to-common share basis with holders of common shares in any distribution of assets of the Company to the holders of the common shares.

Voting Rights. Holders of Series B Preferred Shares retain no voting rights.

Dividends. Each share of Series B Preferred Shares shall be entitled to receive, except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7 of the Modification to Certificate, holders of the Series B Preferred shall be entitled to receive, and the Company shall pay, dividends on Series B Preferred Shares equal (on an as-if- converted-to-common-shares) to and in the same form as dividends actually paid on common shares when, as and if such dividends are paid on the common shares. Other than as set forth in the previous sentence, no other dividends shall be paid on Series B Preferred Shares, and the Company shall pay no dividends (other than dividends in the form of common shares) on common shares unless it simultaneously complies with the previous sentence.

Certain Adjustments. The Series B Set Price of the Series B Preferred Shares is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common shares. Additionally, if the Company sells or issues any common shares or common share equivalents at a price per share less than the Series B Set Price (a “ Series B Lower-Price Issuance”) in connection with a financing, then the Series B Set Price shall be reduced to equal the greater of the (i) Series B Lower-Price Issuance and (ii) floor price of US$4.50. Such adjustment shall be made whenever a Series B Lower-Price Issuance occurs. We expect this offering to qualify as a Series B Lower-Price issuance.

Forced Conversion. The Company has the right to deliver a written notice to all holders of the Series B Preferred Shares to cause each holder of Series B Preferred Shares to convert all or part of such holder's Series B Preferred Shares (a "Forced Conversion Notice") on the one-year anniversary of the original issue date of the Series B Preferred Shares (as specified in such Forced Conversion Notice) plus all liquidated damages and other amounts due in respect of the Series B Preferred.

In January 2024,the Company issued 3,000 Series B Preferred Shares, and currently we have 3,000 Series B Preferred Shares issued and outstanding.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the offered securities. You should review the underwriting agreement, our Articles of Incorporation, the Modification to Certificate and the form of the pre-funded warrant, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the applicable offered security.

Common Shares

The description of our common shares under the section “Articles of Incorporation of our Company” in this prospectus is incorporated herein by reference.

Our Articles of Incorporation permit the issuance of an unlimited number of Common shares, and holders of common shares have no pre-emptive or conversion or exchange right or other subscription rights in connection with such further issuance. Under our Articles of Incorporation, the authorized share capital of the Company is comprised of two (2) classes of shares, being: (a) an unlimited number of common shares without par value, issuable in four series, of which (i) an unlimited number are designated as voting common shares - series founder, (ii) an unlimited number are designated as voting common shares - series investor 1, (iii) an unlimited number are designated as voting common shares - series investor 2 and (iv) an unlimited number are designated as non-voting common shares, and (b) an unlimited number of preferred shares without par value, in one (1) or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

Voting Rights

The common shares offered herein, subject to the Business Corporations Act, are entitled to vote at every shareholders’ meeting and receive a notice of meeting; each shareholder has one vote per share during the meeting.

Pre-Funded Warrants

General

The term “pre-funded” refers to the fact that the purchase price of the pre-funded warrants in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common shares following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of common shares which would result in such ownership of more than 4.99% or 9.99%, as applicable, and receiving the ability to exercise their option to purchase the shares underlying the pre-funded warrants at a nominal price at a later date.

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by us. The following description is subject in all respects to the provisions contained in the form of pre-funded warrants, the form of which is being filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercise price

The exercise price of each pre-funded warrants is equal to the offering price of each common share sold in this offering, of which all but $0.001, the remaining nominal exercise price, has been paid. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

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Exercisability

The pre-funded warrants are exercisable at any time after their original issuance and until exercised in full. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of common shares purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the pre-funded warrant. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant.

Exercise limitations

The pre-funded warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the common shares then outstanding (including for such purpose the common shares issuable upon such exercise). However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common shares.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for the pre-funded warrants. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holder shall have the right to receive, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common share of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of common shares for which the pre-funded warrant was exercisable immediately prior to such fundamental transaction.

No rights as a shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of common shares, the holders of pre-funded warrants do not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the pre-funded warrant. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on our common shares.

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UNDERWRITING

We entered into an underwriting agreement, dated, 2024, with ThinkEquity LLC, acting as the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of common shares listed next to its name at the public offering price, less the underwriting discounts and commissions, in addition to pre-funded warrants as set forth on the cover page of this prospectus and common shares as indicated below:

Underwriter:	Number of Common Shares	Number of Pre-Funded Warrants
ThinkEquity LLC

Total:

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the common shares offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The common shares are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by the underwriter. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the common shares offered by this prospectus if any such securities are taken.

We have agreed to indemnify the underwriter and certain of its affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), among others, against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Discounts and Commissions

The underwriter proposes to offer the common shares directly to the public at the public offering prices set forth on the cover page of this prospectus. After the offering to the public, the offering prices and other selling terms may be changed by the underwriter without changing the proceeds we will receive from the underwriter. Any common shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of US$ per common share. We have agreed to sell the pre-funded warrants to the underwriter at the same offering price less $0.001 per pre-funded warrant.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting commissions are 6.5% of the public offering price. We have also agreed to pay a non-accountable expense allowance to the underwriter equal to 1% of the gross proceeds received at the closing of the offering.

	Per Common Share	Per Pre- Funded Warrant(1)	Total Without Over-Allotment Option	Total With Full Over- Allotment Option
Public offering price
Underwriting discount (6.5%)		-	-	-
Non-accountable expense allowance (1%)		-	-	-
Proceeds, before expenses, to us

(1)	Gross proceeds do not include a nominal exercise price to be paid to us upon the exercise of the pre-funded warrants.

We have also agreed to pay certain of the underwriter's expenses relating to the offering, including background check expenses on the Company's executive officers and directors not to exceed US$3,000, the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, in an amount not to exceed US$3,000; the fees and expenses of the underwriter's legal counsel not to exceed US$100,000; the US$29,500 cost associated with the use of Ipreo's book building, prospectus tracking and compliance software for the Offering; up to US$10,000 for data services and communications expenses; up to US$10,000 of underwriter's actual accountable "road show" expenses; and up to US$30,000 of the underwriter's market making and trading, and clearing firm settlement expenses for the offering.

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Over-Allotment Option

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional 303,644 common shares and/or pre-funded warrants, representing 15% of the common shares and pre-funded warrants sold in the offering, solely to cover over-allotments, if any. The purchase price to be paid per additional common share by the underwriter shall be equal to the public offering price of one common share, less the underwriting discount. The purchase price of the additional pre-funded warrants to be issued is the offering price of the pre-funded warrants less $0.001 and less the underwriting discount.

Underwriter’s Warrants

Upon closing of this offering, we have agreed to issue to the underwriter, or its designees, as compensation, Underwriter’s Warrants to purchase up to 101,234 common shares, which is equal to 5% of the aggregate number of common shares and pre-funded warrants sold in this offering. The Underwriter’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per common share in this offering. The Underwriter’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part. The Underwriter’s Warrants provide for one demand registration right of the shares underlying the Underwriter’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common shares underlying the Underwriter’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(g)(8)(D).

The Underwriter’s Warrants and the common shares underlying the Underwriter’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the securities underlying the Underwriter’s Warrants, nor will the underwriter engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Underwriter’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Underwriter’s Warrants will provide for adjustment in the number and price of the Underwriter’s Warrants and the common shares underlying such Underwriter’s Warrants in the event of recapitalization, merger, share split or other structural transaction, or a future financing undertaken by us.

Right of First Refusal

We have agreed that for a period of six (6) months from the closing of the offering, that the underwriter has the option to act as sole investment banker, sole book-runner, and/or sole placement agent, at the underwriter’s sole and exclusive discretion, for each and every future public and private equity offering, including all of our equity linked financings (each, a "Subject Transaction"), or any successor (or any of our subsidiaries), subject to the same cash, discount, and warrant compensation for the underwriter on such same terms and conditions as the common shares are being offered herein for such Subject Transactions (the “Right of First Refusal”).

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Lock-Up Agreements.

In connection with this offering, each of our executive officers, directors and holders of more than five percent (5%) of our common shares has agreed, subject to certain exceptions set forth in the lock-up agreements, not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares for the three month period following the date of the offering without the underwriter’s prior written consent.

Securities Issuance Standstill

In addition, we have agreed that we will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or any securities which would entitle the holder thereof to acquire at any time common shares, during the three month period from the date of this prospectus, subject to certain exemptions. We have also agreed that we will not, during the three month period from the date of this prospectus, effectuate or enter into an agreement to effect any issuance of common shares or any securities which would entitle the holder thereof to acquire at any time common shares (or a combination of units thereof) involving, among others, transactions in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional common shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the common shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the common shares (but not including antidilution protections related to future share issuances) or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, subject to certain exemptions.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriter may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriter of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional securities in the offering. The underwriter may close out any covered short position by either exercising the over-allotment option to purchase securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option to purchase securities. “Naked” short sales are sales in excess of the over-allotment option to purchase securities. The underwriter must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of securities made by the underwriter in the open market before the completion of the offering.

The underwriter makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter. The underwriter may agree to allocate a number of securities for sale to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

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Other Relationships

From time to time, the underwriter and/or their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it will receive customary fees and commissions. ThinkEquity LLC acted as underwriter in our November 2020 public offering, for which it received compensation. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter or any of its affiliates for any further services.

On June 7, 2024, we entered into a strategic advisory agreement with the underwriter, pursuant to which the underwriter agreed to serve as our exclusive financial advisor in connection with a potential business combination transaction or other transactions (the “Strategic Advisory Agreement”). A non-refundable advisory fee equal to US$45,000 (the “Advisory Fee”) is payable at the Company’s first closing of a minimum gross financing amount of US$2,500,000. If during the term of the Strategic Advisory Agreement, or the 18 month period following the term of the agreement, a business combination is completed with a target company introduced by the underwriter, the Company shall pay the underwriter a cash fee equal to the greater of (i) 3% of the value of the business combination, and (ii) US$300,000 (the “Business Combination Fee”), which amount shall be reduced by the amount of the Advisory Fee, if any. In addition to any fees payable under the Strategic Advisory Agreement, the Company agreed to pay the underwriter for all reasonable travel and other out-of-pocket expenses incurred in connection with the agreement, including the preapproved and reasonable fees and expenses of the underwriter’s counsel and due diligence analysis not to exceed US$25,000.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon by Dentons Canada LLP, our Canadian counsel. The current address of Dentons Canada LLP is 1 Place Ville-Marie, Suite 3900, Montreal, Quebec, H3B 4M7. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Virgil Hlus and Andrew Stewart of Cozen O’Connor LLP are acting as counsel to the underwriter. The address of Cozen O’Connor LLP is Bentall 5, 550 Burrard Street, Suite 2501, Vancouver, BC, V6C 2B5, Canada.

EXPERTS

The audited consolidated financial statements of Vision Marine Technologies Inc. as of August 31, 2023, and August 31, 2022 and the three years in the period ended August 31, 2023, incorporated by reference in this prospectus, have been so included in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. Ernst & Young LLP has offices at 900, Blvd. de Maisonneuve West, Suite 2300, Montréal, Québec H3A 0A8, Canada.

EXPENSES OF THIS OFFERING

The estimated expenses payable by us in connection with the offering described in this prospectus (other than the underwriting discounts and commissions) will be as set forth in the table below. With the exception of the SEC registration fee, and FINRA filing fee all amounts are estimates. All such expenses will be borne by us.

Item	Amount to be Paid
SEC registration fee	US$	903
Printing and engraving expenses	US$	5,000
Legal fees and expenses	US$	450,000
FINRA filing fee	US$	1,364
Accounting fees and expenses	US$	45,000
Miscellaneous expenses	US$	135,386
Total	US$	637,653

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 6, 2024, Ernst & Young LLP, our independent registered public accounting firm notified the Company that effective May 6, 2024 it will not stand for reappointment as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2024. On May 26, 2024, we appointed M&K CPAS, PLLC to fill the vacancy created by the resignation of Ernst & Young LLP, to be our independent registered public accounting firm until the close of the next annual meeting of our shareholders. The appointment of M&K CPAS, PLLC was considered and approved by our Audit Committee and our Board of Directors.

During the fiscal years ended August 31, 2023 and August 31, 2022, and for the subsequent interim periods ended November 30, 2023 and February 29, 2024, there were no (i) disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, any of which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference thereto in its audit report on the financial statements of the Company for such period, or (ii) “reportable events” within the meaning of Item 16F(a)(1)(v) of Form 20-F, except that, in connection with the preparation of the Company’s consolidated financial statements as of August 31, 2023 and 2022, Ernst & Young LLP and management identified material weaknesses in the Company’s internal controls as described in the Company’s Annual Reports on Form 20-F for the years ended August 31, 2023 and 2022.

72

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of Canada, and some of our directors  and all of our officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the Canadian experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of United States federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Canada. However, subject to certain time limitations, a foreign civil judgment, including a United States court judgment based upon the civil liability provisions of United States federal securities laws, may be enforced by a Canadian court, provided that:

●	the judgment is enforceable in the jurisdiction in which it was given;

●	the judgment was obtained after due process before a court of competent jurisdiction that recognizes and enforces similar judgments of Canadian courts, and the court had authority according to the rules of private international law currently prevailing in Canada;

●	adequate service of process was effected and the defendant had a reasonable opportunity to be heard;

●	the judgment is not contrary to the law, public policy, security or sovereignty of Canada and its enforcement is not contrary to the laws governing enforcement of judgments;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	the judgment is no longer appealable; and

●	an action between the same parties in the same matter is not pending in any Canadian court at the time the lawsuit is instituted in the foreign court.

Foreign judgments enforced by Canadian courts generally will be payable in Canadian dollars. A Canadian court hearing an action to recover an amount in a non-Canadian currency will render judgment for the equivalent amount in Canadian currency.

The name and address of our agent for service of process in the United States is Corporation Service Company, 251 Little Falls Road, Wilmington, DE 19808.

73

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the offered securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made including the documents filed with the SEC incorporated by reference herein. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

74

Up to 2,024,291 Common Shares

Up to 2,024,291 Pre-Funded Warrants to Purchase Common Shares

Up to 2,024,291 Common Shares Underlying the Pre-Funded Warrants

Vision Marine Technologies Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

                 , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporate laws of Quebec and our By-laws require us (subject to the provisions of the Business Corporations Act noted below), to indemnify our directors and officers and former directors and officers, our mandataries, or any other person who acts or acted at our request as a director or an officer of another group, of all their costs and reasonable expenses incurred in the exercise of their functions, to the greatest extent permitted by Division VII of Chapter VI of the Business Corporations Act.

Notwithstanding the foregoing, we may not indemnify a person referred to in the preceding paragraph if a court or any other competent authority judges that the following conditions are not fulfilled:

(1)	the person acted with honesty and loyalty in the interest of the Company or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the Company’s request; and

(2)	in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful.

Furthermore, we may not indemnify a person referred to in the preceding paragraph if the court determines that the person has committed an intentional or gross fault.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

In the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriter’s underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. All share and per share amounts herein have been adjusted to account for a 1:15 reverse stock split of the common shares that took place on August 22, 2024.

In January 2022, the Company issued to our employees, directors and officers an aggregate of 6,800 options to purchase common shares at $84.75 per share.

On January 12, 2022 and February 1, 2022, the Board of Directors authorized the issuance of 1,667 voting common shares and 363 voting common shares respectively to a third party in exchange for marketing services provided to the Company.

On January 31, 2022, the Board of Directors authorized the issuance of 432 voting common shares to a third party in exchange for sub-contracting services provided to the Company and related to research and development.

On August 5, 2022, the Company granted the underwriter the option to purchase 3,334 voting common shares of the Company for a period of four years from the grant date at an exercise price of US$120.

During the six-month period ended August 31, 2022, the Company issued 3,563 voting common shares to third parties in exchange for marketing services provided to the Company.

In November 2022, the Company issued to our employees, directors and officers an aggregate of 667 options to purchase common shares at $91.35 per share.

In December 2022, the Company issued to our employees, directors and officers an aggregate of 2,034 options to purchase common shares at $87.45 per share.

On January 24, 2023, the Company issued 36,951 warrants in a private placement closed concurrently with a registered direct offering of common shares. The Company has not received proceeds from the private placement and will not unless the warrants are exercised for cash.

On February 21, 2023, the Company issued 31,671 warrants in a private placement closed concurrently with a registered direct offering of common shares. The Company has not received proceeds from the private placement and will not unless the warrants are exercised for cash.

In March 2023, the Company issued to our employees, directors and officers an aggregate of 800 options to purchase common shares at $86.40 per share and 14,000 options to purchase common shares at $86.55 per share.

On March 22, 2023, the Company issued 3,299 voting common shares to a former director of the Company, as part of the financing rounds, for a total consideration of $285,602.

In April 2023, the Company issued to our employees, directors and officers an aggregate of 3,200 options to purchase common shares at $86.85 per share.

On April 20, 2023, the Company issued 25,420 warrants in a private placement closed concurrently with a registered direct offering of common shares. The Company has not received proceeds from the private placement and will not unless the warrants are exercised for cash.

During the nine months ended May 31, 2023, the Company issued a total of 3,261 voting common shares, respectively, to third parties in exchange for marketing services provided to the Company.

On June 16, 2023, the Company issued 32,922 warrants in a private placement closed concurrently with a registered direct offering of common shares. The Company has not received proceeds from the private placement and will not unless the warrants are exercised for cash.

On July 31, 2023, the Company issued 32,989 warrants in a private placement closed concurrently with a registered direct offering of common shares. The Company has not received proceeds from the private placement and will not unless the warrants are exercised for cash.

During the three months ended August 31, 2023, the Company issued a total of 11,378 voting common shares to third parties in exchange of sub-contracting services provided to the Company related to investor relations and marketing services.

During the three months ended August 31, 2023, the Company issued 3,478 voting common shares, respectively, upon the exercises of a former employee’s stock options.

During the three months ended August 31, 2023, the Company issued 2,023 voting common shares to directors as part of their board fees.

During the months of September, October, November, and December 2023, the Company issued a total of 7,273 voting common shares to third parties in exchange of sub-contracting services provided to the Company related to investor relations and marketing services.

In September 2023, the Company sold an aggregate of 24,792 units of the Company at a purchase price of US$60.75 per unit for gross proceeds of approximately US$1.5 million. Each of the units issued pursuant to the private placement was comprised of one common share and one common share purchase warrant. Each full warrant will be exercisable six months from the date of issuance and entitle its holder to acquire one additional common share at a price of US$60.75 per common share, subject to adjustments as set forth therein, and will expire three years from the date of issuance.

In December 2023, the Company entered into a securities purchase agreement with institutional and accredited investors, for the offering of (i) 3,000 Series A Preferred Shares, no par value at a price of one thousand dollars (US$1,000.00) per share, (ii) 190,476 warrants to purchase shares of the Company’s common shares, with an exercise price equal to US$4.50, subject to adjustment therein, and which expire on the five (5)-year anniversary of the issue date for gross proceeds of US$3,000,000 and (iii) an option to purchase up to 857,143 common shares consisting of an additional 666,667 common shares upon optional conversion of 3,000 Series A Preferred Shares and up to an additional 190,476 common shares upon the option to exercise up to an additional 190,476 common warrants.

In December 2023, the Company issued to our employees, directors and officers an aggregate of 3,334 options to purchase common shares at $51.45 per share.

In January 2024, the Company issued to our employees, directors and officers an aggregate of 3,334 options to purchase common shares at $11.40 per share.

In January 2024, the Company entered into a securities purchase agreement with the Government of Québec, through Investissement Québec, for the offering of (i) 3,000 Series B Preferred Shares, no par value at a price of one thousand dollars (US$1,000.00) per share, (ii) 190,477 warrants to purchase shares of the Company’s common shares, with an exercise price equal to US$4.50, subject to adjustment therein, and which expire on the five (5)-year anniversary of the issue date for gross proceeds of US$3,000,000.

During the months of January, February, March, April, May, June and July 2024, the Company issued a total of 26,334 voting common shares to third parties in exchange of sub-contracting services provided to the Company related to investor relations and marketing services.

During the nine months ended May 31, 2024, the Company issued 4,026 voting common shares to directors as part of their board fees and 3,740 voting common shares to employees as part of their compensation.

On June 7, 2024, the Company issued 20,000 voting common shares to Bancroft Capital LLC in exchange for Bancroft Capital LLC’s release of the Company for unpaid referral fees due to Bancroft Capital LLC as it related to a former investment engagement agreement by and between Bancroft Capital LLC and the Company dated May 5, 2023.

On August 19, 2024, the Company issued 376,691 common shares and 4,267 pre-funded warrants exercisable into 4,267 common shares for a nominal exercise price in exchange for the warrants issued upon the sale of the Series A Preferred Shares.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed herewith or incorporated by reference herein are listed in the following Exhibit Index:

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registrant’s Form F-1, filed on July 1, 2024)*
3.1	Certificate of Incorporation and Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form F-1, filed on July 9, 2020)*
3.2	Certificate of modification to the Common shares, dated January 20, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form F-1, filed on July 1, 2024)*
3.3	Certificate of Amendment (incorporated by reference to Exhibit 3.2 to the Registrant’s Form F-1, filed on July 9, 2020)*
3.4	Articles of Amendment to the Company’s Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 6-K, filed on March 12, 2021)*
3.5	General By laws (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 6-K, filed on September 1, 2023)*
3.6	Certificate of Modification of the Series A Convertible Preferred (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 6-K/A, filed on December 26, 2023)*
3.7	Certificate of Modification of the Series B Convertible Preferred, dated January 15, 2024 (incorporated by reference to Exhibit 3.6 to the Registrant’s Form F-1, filed on January 30, 2024)*
4.1	Form of Underwriter Warrant (included in Exhibit 1.1)
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form F-1, filed on July 1, 2024)*
4.3	Share Certificate – Common Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Form F-1/A, filed on September 22, 2020)*
5.1	Opinion of Dentons Canada LLP regarding the validity of the common shares being registered
10.1	Commercial Lease Agreement, dated June 10, 2017, between California Electric Boat Company Inc. and the Company (as translated into English from its original text in French) (incorporated by reference to Exhibit 10.1 to the Registrant’s Form F-1, filed on July 9, 2020)*
10.2	Commercial Lease Agreement, dated April 1, 2019, between California Electric Boat Company Inc. and the Company (as translated into English from its original text in French) (incorporated by reference to Exhibit 10.2 to the Registrant’s Form F-1, filed on July 9, 2020)*
10.3	Amended and Restated Shares Option(s) Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form F-1, filed on July 9, 2020)*
10.4	Executive Services Agreement, dated March 1, 2021, between the Company and Alexandre Mongeon (incorporated by reference to Exhibit 10.4 to the Registrant’s Form F-1, filed on July 9, 2020)*
10.5	Executive Services Agreement, dated March 1, 2021, between the Company and Patrick Bobby (incorporated by reference to Exhibit 10.5 to the Registrant’s Form F-1, filed on July 9, 2020)*
10.6	Consulting Services Agreement, dated March 1, 2021, between the Company and Kulwant Sandher (incorporated by reference to Exhibit 10.6 to the Registrant’s Form F-1, filed on July 9, 2020)*
10.7	Share Purchase Agreement, dated June 3, 2021, for the Sale of 7858078 Canada Inc. (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 20-F, filed on December 30, 2021)*
10.8	Manufacturing and Supply Agreement, dated October 21, 2021, between the Company and Linamar Corporation (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 20-F, filed on December 30, 2021)*
10.9	Summary translation of Mac Engineering Agreement with the Company, dated February 16, 2021 (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 20-F, filed on December 30, 2021)*
10.10	Form of Securities Purchase Agreement, dated as of December 21, 2023, by and among the Company and the Purchasers (incorporated by reference to Exhibit 99.3 to the Registrant’s current report on Form 6-K/A, filed on December 26, 2023)*
10.11	Form of Registration Rights Agreement, dated as of December 21, 2023, by and among the Company and the Purchaser (incorporated by reference to Exhibit 99.4 to the Registrant’s current report on Form 6-K/A, filed on December 26, 2023)*
10.12	Form of Placement Agent Agreement (incorporated by reference to Exhibit 99.5 to the Registrant’s current report on Form 6-K/A, filed on December 26, 2023)*

10.13	Form of Share Purchase Agreement, dated as of April 25, 2024, by and among the Company, 7858078 Canada Inc. and Stratégies Eb Inc. (incorporated by reference to Exhibit 10.13 to the Registrant’s Form F-1, filed on July 1, 2024)*
10.14	Form of Warrant Exchange Agreement, dated as of August 16, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 6-K, filed on August 20, 2024)*
10.15	Executive Employment Agreement, dated March 1, 2024, between the Registrant and Raffi Sossoyan
10.16	Amending Agreement to Executive Employment Agreement, dated February 27, 2024, between the Registrant and Alexandre Mongeon
14.1	Code of Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Form F-1/A, filed on September 22, 2020)*
23.1	Consent of Dentons Canada LLP (contained in exhibit 5.1)
23.2	Consent of Ernst & Young, LLP
24.1	Powers of Attorney
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registrant’s Form F-1, filed on July 1, 2024

*	Previously filed and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S- X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boisbriand, Province of Québec, Canada on September 3, 2024.

VISION MARINE TECHNOLOGIES INC.
(Registrant)

By:	/s/ Alexandre Monegon
Alexandre Mongeon, Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of the registrant, hereby severally constitute and appoint Alexandre Monegon, as singly, our true and lawful attorney in fact, with full power to him, and to singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form F-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and to him, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexandre Mongeon	Chief Executive Officer (Principal Executive Officer)	September 3, 2024
Alexandre Mongeon

/s/ Raffi Sossoyan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 3, 2024
Raffi Sossoyan

/s/ Anthony E. Cassella	Director	September 3, 2024
Anthony E. Cassella

/s/ Luisa Ingargiola	Director	September 3, 2024
Luisa Ingargiola

/s/ Steve Barrenechea	Director	September 3, 2024
Steve Barrenechea

/s/ Dr. Phillipe Couillard	Director	September 3, 2024
Dr. Phillipe Couillard

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Vision Marine Technologies Inc., has signed this registration statement or amendment thereto in New York, New York, on September 3, 2024.

Ortoli Rosenstadt LLP

By:	/s/ William S. Rosenstadt
Name:	William S. Rosenstadt
Title:	Managing Partner